EXIBIT 2.2


                            ASSET PURCHASE AGREEMENT

                                  by and among

                           Ronco Marketing Corporation
                             a Delaware corporation

                                on the one hand,

                                       and

                              RONCO INVENTIONS, LLC
                     a California limited liability company

                             POPEIL INVENTIONS, INC.
                              a Nevada corporation

                              RP PRODUCTIONS, INC.
                              a Nevada corporation

                                RMP FAMILY TRUST,
                         an Illinois Irrevocable Trust,

                                       and

                                RONALD M. POPEIL

                                on the other hand


                                December 10, 2004

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                            ASSET PURCHASE AGREEMENT


      THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 10th day of December, 2004 by and among Ronco Marketing Corporation, a Delaware corporation ("Purchaser"), Ronco Inventions, LLC, a California limited liability company ("Ronco"), Popeil Inventions, Inc., a Nevada corporation ("Popeil Inc."), RP Productions, Inc., a Nevada corporation ("RP"), RMP Family Trust, an Illinois Irrevocable Trust, Gina Wallman and Martin Lescht as co-Trustees (the "Shareholder"), and Ronald M. Popeil ("R. Popeil"). In this Agreement, Ronco, Popeil Inc., RP, R. Popeil are individually referred to as a "Seller" and collectively as "Sellers."

                              W I T N E S S E T H:

      WHEREAS, Ronco, Popeil Inc. and RP are engaged in the business of manufacturing, distributing and marketing various consumer products (the "Business");

      WHEREAS, the Shareholder owns, directly or indirectly, all of the issued and outstanding equity interests of Ronco, Popeil Inc., and RP; and

      WHEREAS, Purchaser desires to purchase, and Sellers desire to sell to Purchaser, substantially all assets related to the Business and owned by Sellers, and Sellers desire to assign and delegate to Purchaser, and Purchaser is willing to assume, substantially all liabilities and obligations associated with the Business, in each case to the extent and only as provided in this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                A G R E E M E N T

                                   ARTICLE 1

                           SALE OF ASSETS AND CLOSING

      1.1 Included Assets. On the terms and subject to the conditions set forth in this Agreement, Sellers shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase and pay for, at the Closing, free and clear of all Liens (other than for any Liens arising from this Agreement or any of the Operative Agreements), all of Sellers' right, title and interest in, to and under the assets and properties used or held for use in connection with the Business (as conducted as of the date hereof) that are hereinafter described (collectively, the "Included Assets"):

            (A) Tangible Personal Property. The furniture, fixtures, equipment, molds, tooling, and other tangible personal property (other than the Inventory) listed or described in Schedule 1.1(A);


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            (B) Personal Property Leases. The leases or subleases of tangible personal property listed in Schedule 1.1(B), together with any options to extend and renew said leases and/or purchase the underlying property (the "Personal Property Leases");

            (C) Business Contracts. All Contracts (other than the Real Property Leases, the Personal Property Leases and the Accounts Receivable) listed on Schedule 1.1(C);

            (D) Intellectual Property. All Intellectual Property (including such Sellers' goodwill therein), all customer and supplier lists, and all rights (including, without limitation, pertaining to legal judgments), privileges, claims, credits, rights of set-off, rights of indemnification, hold harmless agreements, covenant not to be prosecuted, all covenants and warranties (express or implied), causes of action and options, in each case currently or previously used or held for use in the Business and related to the Included Products, including, without limitation, the Intellectual Property listed or described on Schedule 1.1(D), (collectively, the "Acquired Intellectual Property");

            (E) Licenses. All Licenses in effect as of the date hereof that are used or held in connection with the Business and listed in Schedule 1.1(E), in each case to the extent such Licenses are transferable;

            (F) Books and Records. All of the Books and Records. To the extent any of the Books and Records are items susceptible to duplication and are required by Legal Rules to be retained by Sellers, such Sellers may deliver photostatic copies or other reproductions thereof;

            (G) URLs. The URLs ronco.com, ronco.tv, shop.ronco.com, and any other URLs currently or previously used in the Business and related to the Included Products;

            (H) Accounts Receivable. All trade accounts receivable and all notes, bonds and other evidences of Indebtedness of and rights to receive payments arising out of sales occurring in the conduct of the Business, including any rights of any Seller with respect to any third party collection procedures or any other actions or proceedings which have been commenced in connection therewith (the "Accounts Receivable");

            (I) Real Property Leases. The leases and subleases of real property described in Schedule 1.1(I) as to which any Seller is the lessee, sublessee, lessor or sublessor, together with any options to purchase the underlying property and leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases and subleases (the "Real Property Leases");

            (J) Inventory. All inventories of raw materials, work-in-process, finished goods, office and other supplies, parts, packaging materials and


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      other accessories related thereto which are held at, or are in transit from or to, the locations at which the Business is conducted, or located at customers' premises on consignment, in each case, which are used or held for use in the conduct of the Business and related to the Included Products and including with respect to any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights of any Seller against suppliers of such inventories (the "Inventory");

            (K) Prepaid Expenses. All prepaid expenses related to the Business that are identified in Schedule 1.1(K);

            (L) Security Deposits. All security deposits deposited by or on behalf of any of Ronco, Popeil Inc. and/or RP, including any such security deposits deposited by or on behalf of any of Ronco, Popeil Inc. and/or RP as lessee or sublessee under the Real Property Leases; and

            (M) Credit Card Reserve Accounts. All credit card reserve accounts for each of Ronco, Popeil Inc. and RP as of the Closing, including the cash therein as of such date.

      1.2 Excluded Assets. Notwithstanding any contrary provision hereof, all assets, rights and properties of Sellers not specifically referred to or described in Section 1.1 above or the Schedules referred to therein are excluded from the Included Assets and will be retained by Sellers, including, but not limited to, tangible assets located at the Beverly Hills, California, Bel Air, California and Carpenteria, California offices of the Business and those assets, rights and properties listed or described in Schedule 1.2 (collectively, the "Excluded Assets").

      1.3 Liabilities.

            (A) Assumed Liabilities. Subject to Sections 1.3(B) and 8.2, at the Closing, Purchaser shall assume and agree to pay, perform and discharge, when due, any and all of the obligations and liabilities of Sellers, or any of them, set forth on Schedule 1.3(A) (the "Assumed Liabilities").

            (B) Retained Liabilities. Purchaser is not assuming, and shall not be deemed to have assumed, and the Assumed Liabilities do not include any liability or obligation of Sellers, or any of them, not identified or described on Schedule 1.3(A) and, except as provided in Section 1.6(I), any liability or obligation for Taxes whether or not accrued, assessed or currently due and payable, including, without limitation, any Taxes (i) of the Sellers, whether or not they relate to the Business, (ii) arising from the operation of the Business or the ownership of the Included Assets for any Tax period (or portion thereof) ending on or prior to the Closing Date or (iii) arising out of the consummation of the transactions contemplated hereby, other than sales or use or like Taxes (which shall be borne by Purchaser as and to the extent provided in Section 1.6(I)). Hereinafter, all such liabilities and obligations to be retained by Sellers pursuant to


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      the immediately preceding sentence are referred to as the "Retained
      Liabilities". For purposes of this Section 1.3(B), all real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Included Assets for a Tax period that includes (but does not end on) the Closing Date shall be apportioned between Sellers and the Purchaser based upon the number of days of such period included in the Tax period before (and including) the Closing Date and the number of days of such Tax period after the Closing Date.

      1.4 Deposit. Concurrently with the date hereof, Purchaser will deliver to and deposit with the Escrow Agent the sum of One Hundred Thousand Dollars ($100,000) (the "Deposit"). The Deposit will be held pursuant to the terms and conditions of this Agreement and the Escrow Agreement. If Purchaser elects to terminate this Agreement before the Closing pursuant to any of Sections 9.1(B),
(E), (H) or (J), Purchaser and the Sellers' Designee shall, promptly after such termination by Purchaser (unless such Sellers were previously entitled to receive the Deposit pursuant to Section 9.1(F) and the immediately succeeding sentence of this Section 1.4), execute and deliver to the Escrow Agent joint written instructions directing the Escrow Agent to release the Deposit to Purchaser (and Purchaser shall be entitled to retain the Deposit). If Sellers elect to terminate this Agreement pursuant to any subsection of Section 9 other than subsections (B), (E), (H) or (J) thereof, Purchaser shall join with the Sellers' Designee in promptly executing joint written instructions directing the Escrow Agent to release the Deposit to Sellers (and Sellers shall be entitled to retain the Deposit).

      1.5 Purchase Price; Allocation. The aggregate purchase price to be paid to Sellers for the Included Assets (the "Purchase Price") shall equal the sum of Forty Million Dollars ($40,000,000) (the "Base Purchase Price") plus an amount equal to the aggregate principal amount of the Notes (as defined below), as such principal amount may be adjusted pursuant to Section 1.6 below. The Purchase Price shall be payable as follows:

                  (A) Cash Payment. At the Closing, Purchaser shall pay Sellers, in cash via wire transfer of immediately available funds to the account or accounts of Sellers designated on Schedule 1.5(A), an aggregate of Thirty-Nine Million Nine Hundred Thousand Dollars ($39,900,000) (the "Purchase Closing Payment"). The Purchase Closing Payment will be allocated ratably among the Sellers in accordance with Schedule 1.5(A) (which Schedule, not to be inconsistent with the Tax allocation set forth on Schedule 1.10, will be provided by Sellers to Purchaser not later than three (3) Business Days prior to Closing).

                  (B) Release of Deposit. Subject to Section 1.4, at the
            Closing, Purchaser and the Sellers' Designee will execute and deliver to the Escrow Agent joint written instructions directing the Escrow Agent to release the Deposit to the Sellers, which Deposit will be distributed by the Escrow Agent among Sellers, via wire transfer of immediately available funds, in accordance with Schedule 1.5(A).

                  (C) Delivery of Notes.

            (i) Prior, and as a mutual condition, to the Closing, R. Popeil and Sellers' Designee, on the one hand, and Purchaser, on the other hand,


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      shall use good faith efforts to agree in writing upon a reasonable amount of cash necessary to be conveyed to Purchaser at the Closing to be used in the operation of the Business by Ronco for the first calendar quarter of 2005 (such amount, the "Included Cash").

            (ii) At the Closing, Purchaser will deliver to each Seller listed on
      Schedule 1.5(C) a purchase money promissory note, in substantially the form attached as Exhibit C (each, a "Note" and together, the "Notes"), in the initial principal amount equal to such Seller's portion (as set forth on Schedule 1.5(C) to be provided by Sellers to Purchaser not later than three (3) Business Days prior to Closing and which will not be inconsistent with the Tax allocation set forth on Schedule 1.10) of the sum of:

                  (A) Subject to Section 1.6 below, an amount equal to the
            Estimated Combined NCOAV; plus

                  (B) The Included Cash; plus

                  (C) If the sum of the Estimated Combined NCOAV and the
            Included Cash is less than $15,000,000, the Additional Cash.

      The initial aggregate principal amount of the Notes will be subject to adjustment as provided in Section 1.6 below.

                  (D) Not later than ten (10) days prior to the anticipated
            Closing Date, Purchaser and each Seller shall cause their appropriate representatives to confer in good faith for the purposes of determining, as of the Closing, the Estimated Combined NCOAV, which is the sum of (i) the Estimated Ronco NCOAV, (ii) the Estimated Popeil Inc. NCOAV and (iii) the Estimated RP NCOAV. Such estimates shall be prepared in accordance with the accounting methodologies set forth on Schedule 1.5(D). As used in this Agreement, "Estimated Ronco NCOAV" means the amount of the Parties' good faith estimate of the Ronco Net Current and Other Asset Value prepared in accordance with the accounting methodologies reflected on Schedule 1.5(D) or, if the Parties cannot agree on such estimate prior to 5:00 p.m. California time on the day that is two Business Days prior to the anticipated Closing Date, the greater of (a) Purchaser's good faith estimate of the Ronco Net Current and Other Asset Value and (b) Ronco's good faith estimate of the Ronco Net Current and Other Asset Value. As used in this Agreement, "Estimated Popeil Inc. NCOAV" means the amount of the Parties' good faith estimate of the Popeil Inc. Net Current and Other Asset Value prepared in accordance with the accounting methodologies reflected on Schedule 1.5(D) or, if the Parties cannot agree on such estimate prior to 5:00 p.m. California time on the day that is two Business


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            Days prior to the anticipated Closing Date, the greater of (a)
            Purchaser's good faith estimate of the Popeil Inc. Net Current and Other Asset Value and (b) Popeil Inc.'s good faith estimate of the Popeil Inc. Net Current and Other Asset Value. As used in this Agreement, "Estimated RP NCOAV" means the amount of the Parties' good faith estimate of the RP Net Current and Other Asset Value prepared in accordance with the accounting methodologies reflected on Schedule 1.5(D) or, if the Parties cannot agree on such estimate prior to 5:00 p.m. California time on the day that is two Business Days prior to the anticipated Closing Date, the greater of (a) Purchaser's good faith estimate of the RP Net Current and Other Asset Value and (b) RP's good faith estimate of the RP Net Current and Other Asset Value. Notwithstanding anything in the foregoing to the contrary, if the Parties expect that the Estimated Combined NCOAV plus the Included Cash will exceed $15,000,000 as of the Closing, then the Sellers shall, at their discretion, retain such Accounts Receivable that they specifically identify to the Purchaser in writing prior to the Closing that the Sellers reasonably determine is necessary to reduce the sum of the Estimated Combined NCOAV plus the Included Cash to $15,000,000. Such selected Accounts Receivable shall thereafter be deemed an Excluded Asset and shall not be included in the calculation of any of the Estimated Ronco NCOAV or the Ronco Net Current and Other Asset Value, the Estimated Popeil Inc. NCOAV or the Popeil Inc. Net Current and Other Asset Value or the Estimated RP NCOAV or the RP Net Current and Other Asset Value (as applicable). In addition, Schedule 1.2 to this Agreement shall be deemed amended to include such Accounts Receivable and Section 1.1(H) and Schedules 1.6(F), 1.6(G) and 1.6(H) shall each be deemed amended to exclude such Accounts Receivable.

                  (E) Purchaser hereby agrees to cooperate with Sellers and
            their Affiliates to modify the structure of the purchase of the Included Assets hereunder as may be necessary, as determined in the reasonable discretion of Sellers' tax advisor, to minimize the income tax consequences to Sellers and their Affiliates of the transactions contemplated by this Agreement, except to the extent such cooperation is disadvantageous to Purchaser in its good faith determination.

      1.6 Post Closing Purchase Price Adjustment.

                  (A) Promptly after the Closing, Purchaser shall, at its sole cost and expense, perform an accounting, in accordance with the accounting methodologies reflected on Schedule 1.5(D), to determine, as of the Closing, the amount of the (i) Ronco Net Current and Other Asset Value, (ii) Popeil Inc. Net Current and Other Asset Value and
            (iii) RP Net Current and Other Asset Value. Not later than forty-five (45) days after the Closing, Purchaser will deliver or cause to be delivered to the Sellers' Designee, with a copy to each of Ronco, Popeil Inc. and RP, a written report (the "Written Report") summarizing Purchaser's determination of the (a) Ronco Net Current and Other Asset Value, (b) Popeil Inc. Net Current and Other Asset Value and (c) RP Net Current and Other Asset Value, together with Purchaser's calculation of the (x) Ronco Adjustment Amount, if any, (y) Popeil Inc. Adjustment Amount, if any, and (z) RP Adjustment Amount, if any, based on Purchaser's determination of the
            (1) Ronco Net Current and Other Asset Value, (2) Popeil Inc. Net Current and Other Asset Value and (3) RP Net Current and Other Asset Value, respectively, in accordance with this Section 1.6(A) (collectively, the "Adjustment Determination"). At all times during


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            the accounting process, Purchaser will keep the Sellers' Designee informed of Purchaser's progress, and representatives of Sellers, including the Sellers' Designee, will be afforded a reasonable opportunity to observe and to consult with Purchaser and/or Purchaser's agents regarding the procedures undertaken by Purchaser and the application by Purchaser of the applicable accounting methodologies set forth on Schedule 1.5(D).

                  (B) If the Ronco Adjustment Amount as initially determined by
            Purchaser is a positive number, then Purchaser shall promptly execute and deliver to Ronco a promissory note, in the form attached hereto as Exhibit K(1), in the principal amount of the undisputed portion of the Ronco Adjustment Amount. If the Popeil Inc. Adjustment Amount as initially determined by Purchaser is a positive number, then Purchaser shall promptly execute and deliver to Popeil Inc. a promissory note, in the form attached as Exhibit K, in the principal amount of the undisputed portion of the Popeil Inc. Adjustment Amount. If the RP Adjustment Amount as initially determined by Purchaser is a positive number, then Purchaser shall promptly execute and deliver to RP a promissory note, in the form attached as Exhibit K, in the principal amount of the undisputed portion of the RP Adjustment Amount. If there are any Objections to any of the Ronco Adjustment Amount, Popeil Inc. Adjustment Amount or RP Adjustment Amount, and, as a result of the resolution of any Objections by agreement pursuant to Section 1.6(D) or by the Accounting Arbitrator pursuant to Section 1.6(E) there is a further positive adjustment in respect of such adjustment amount beyond the undisputed amount, then such amount shall be added to the principal amount due to the applicable Seller under the promissory notes described in this Section 1.6(B).

                  (C) If the Ronco Adjustment Amount as initially determined by
            Purchaser is a negative number, then the undisputed portion of the negative Ronco Adjustment Amount shall be deducted from the principal amount of the Note issued by Purchaser to Ronco pursuant to Section 1.5(C). If the Popeil Inc. Adjustment Amount as initially determined by Purchaser is a negative number, then the undisputed portion of the negative Popeil Inc. Adjustment Amount shall be deducted from the principal amount of the Note issued by Purchaser to Popeil Inc. pursuant to Section 1.5(C). If the RP Adjustment Amount as initially determined by Purchaser is a negative number, then the undisputed portion of the negative RP Adjustment Amount shall deducted from the principal amount of the Note issued by Purchaser to RP pursuant to Section 1.5(C). If there are any Objections to any of the Ronco Adjustment Amount, Popeil Inc. Adjustment Amount or the RP Adjustment Amount, and, as a result of the resolution of any Objections by agreement pursuant to Section 1.6(D) or by the Accounting Arbitrator pursuant to Section 1.6(E) there is a further negative adjustment in respect of the disputed amount of such adjustment amount, then the principal amount of the
            Note issued by Purchaser to the applicable Seller shall be further decreased accordingly. Any decreases in the principal amount of the Notes as specified in this Section 1.6(C) shall be treated as being effective as of the Closing.

----------------

(1) To bear interest as described in the Addendum to the APA dated December 10, 2004.


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                  (D) Within thirty (30) calendar days following receipt of the
            Adjustment Determination (the "Objection Period"), the Sellers' Designee shall notify Purchaser in writing of any objections to the Adjustment Determination (the "Objections"), setting forth written explanations of the Objections and the adjustments that the Sellers' Designee believes should be made. Following notice of the Objections, Purchaser shall have fifteen (15) calendar days to review and respond to the Objections, setting forth written explanations in those areas where it disagrees with the Objections, and delivering such response to the Sellers' Designee. Purchaser and the Sellers' Designee shall then have an additional fifteen (15) calendar days at the end of such period to attempt to resolve in good faith the Objections and for the Purchaser or Sellers to pay any adjustment amounts, if applicable. All written explanations delivered by any Party pursuant to this Section 1.6(D) shall be in reasonable detail and shall set forth such Party's analysis of the calculations, in each case, made in accordance with the accounting methodologies reflected on Schedule 1.5(D), of the (i) Ronco Current and Other Assets, (ii) Ronco Current and Other Liabilities, (iii) Popeil Inc. Current and Other Assets, (iv) Popeil Inc. Current and Other Liabilities, (v) RP Current and Other Assets and/or (vi) RP Current and Other Liabilities, as applicable.

                  (E) If Purchaser and the Sellers' Designee are unable to
            resolve any of their disagreements with respect to the Objections within the time periods specified in Section 1.6(D) above, they shall refer any unresolved Objections to a nationally recognized firm of independent certified public accountants as to which the parties mutually agree (the "Accounting Arbitrator") within ten (10) days. The Accounting Arbitrator shall determine, only with respect to the remaining differences so submitted, whether and to what extent the calculations set forth on the Adjustment Determination require adjustment. In making its determination, the Accounting Arbitrator shall only consider (i) this Agreement and the Schedules and Exhibits hereto and (ii) the written explanations previously delivered by the Parties to each other pursuant to Section 1.6(D). There shall be no oral arguments or ex parte communications with the Accounting Arbitrator by any Party regarding the substance of the remaining differences submitted to the Accounting Arbitrator. The Accounting Arbitrator's determination of the Ronco Current and Other Assets, the Ronco Current and Other Liabilities, the Popeil Inc. Current and Other Assets, the Popeil Inc. Current and Other Liabilities, the RP Current and Other Assets and/or the RP Current and Other Liabilities, as applicable, shall be in accordance with the applicable accounting methodologies reflected on Schedule 1.5(D). If Purchaser and Sellers' Designee are unable to agree on an Accounting Arbitrator within the time frame specified above, then Purchaser and the Sellers' Designee shall each select, within five
            (5) calendar days, a nationally-recognized firm of independent certified public accountants and such firms shall jointly select an independent Accounting Arbitrator within ten (10) calendar days. If one of the parties hereto fails to select a nationally recognized firm of independent certified public accountants within the time frame above, then the accounting firm so selected by the party who did make their selection shall serve as the Accounting Arbitrator.


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            The Accounting Arbitrator's determination shall be final and binding on the Parties. Purchaser and the Sellers' Designee shall use their best efforts to cause the Accounting Arbitrator to complete its determination within thirty (30) days of its selection, and Purchaser and Sellers shall pay any applicable adjustment amounts as determined by the Accounting Arbitrator promptly after such determination. The fees and expenses of the Accounting Arbitrator shall be paid one-half by Purchaser, with the remainder of such fees and expenses paid collectively by the applicable Seller or Sellers.

                  (F) As used in this Section 1.6, the "Ronco Adjustment Amount"
            (which may be a positive or negative number) shall be equal to the Ronco Net Current and Other Asset Value minus the Estimated Ronco NCOAV. As used in this Agreement, "Ronco Net Current and Other Asset Value" means the amount that is equal to the difference between the Ronco Current and Other Assets and the Ronco Current and Other Liabilities as of the opening of business on the Closing Date, as determined after the Closing pursuant to Section 1.6(A) and/or Sections 1.6(D) and/or 1.5(E). The "Ronco Current and Other Assets" means those assets of Ronco identified or described under the heading "Selected Current and Other Assets" on Schedule 1.6(F) based on the accounting methodologies reflected on Schedule 1.5(D). The "Ronco Current and Other Liabilities" means those liabilities of Ronco identified or described under the heading "Selected Current and Other Liabilities" on Schedule 1.6(F) based on the accounting methodologies reflected on Schedule 1.5(D).

                  (G) As used in this Section 1.6, the "Popeil Inc. Adjustment
            Amount" (which may be a positive or negative number) shall be equal to the amount obtained by subtracting the Estimated Popeil Inc. NCOAV from the Popeil Inc. Net Current and Other Asset Value. As used in this Agreement, "Popeil Inc. Net Current and Other Asset Value" means the amount that is equal to the difference between the Popeil Inc. Current and Other Assets and the Popeil Inc. Current and Other Liabilities as of the opening of business on the Closing Date, as determined after the Closing pursuant to Section 1.6(A) and/or Sections 1.6(D) and/or 1.6(E). The "Popeil Inc. Current and Other Assets" means those assets of Popeil Inc. identified or described under the heading "Selected Current and Other Assets" on Schedule 1.6(G) based on the accounting methodologies reflected on Schedule 1.5(D). The "Popeil Inc. Current and Other Liabilities" means those liabilities of Popeil Inc. identified or described under the heading "Selected Current and Other Liabilities" on Schedule 1.6(G) based on the accounting methodologies reflected on Schedule 1.5(D).

                  (H) As used in this Section 1.6, the "RP Adjustment Amount"
            (which may be a positive or negative number) shall be equal to the amount obtained by subtracting the Estimated RP NCOAV from the RP Net Current and Other Asset Value. As used in this Agreement, "RP Net Current and Other Asset Value" means the amount that is equal to the difference between the RP Current and Other Assets and the RP Current and Other Liabilities as of the opening of business on the Closing Date, as determined after the Closing pursuant to Section


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            1.6(A) and/or Sections 1.6(D) and/or 1.6(E). The "RP Current and
            Other Assets" means those assets of RP identified or described under the heading "Selected Current and Other Assets" on Schedule 1.6(H) based on the accounting methodologies reflected on Schedule 1.5(D). The "RP Current and Other Liabilities" means those liabilities of RP identified or described under the heading "Selected Current and Other Liabilities" on Schedule 1.6(H) based on the accounting methodologies reflected on Schedule 1.5(D).

                  (I) Not later than ten (10) calendar days prior to the
            anticipated Closing Date, Purchaser and the Sellers' Representative shall (i) mutually calculate in good faith the total estimated sales and like Taxes that shall be payable under the laws of any jurisdiction by each Seller as a result of such Seller's receipt of its ratable share of the Purchase Price and (ii) set forth the amounts of such estimated Taxes in an exhibit to this Agreement to be attached hereto as Schedule 1.6(I). At the Closing, Purchaser shall pay each Seller an amount sufficient to provide Sellers with the same net proceeds from the Purchase Price that Sellers would have realized from a sale transaction in which Sellers did not have to pay such sales or like Tax liability set forth on Schedule 1.6(I) (i.e., on a "grossed up" basis). Immediately after the final determination of the Combined NCOAV pursuant to this Section 1.6, Purchaser and the Sellers' Representative shall mutually calculate in good faith any adjustments to such estimated Tax amounts as may result from the final determination of the Purchase Price. Not later than three (3) calendar days after any such adjustments have been calculated, (1) Purchaser shall pay Ronco, Popeil Inc. and/or RP, as applicable, an amount in cash equal to the incremental sales or like Tax liability calculated to be payable by such Seller (again, on a "grossed up" basis) as a result of the final determination of (a) the Ronco Net Current and Other Asset Value, (b) the Popeil Inc. Net Current and Other Asset Value and (c) the RP Net Current and Other Asset Value, as applicable or (2) Ronco, Popeil Inc. and/or RP shall repay Purchaser the amount by which the estimated sales or like Taxes as set forth on Schedule 1.6(I) may exceed the final calculation of estimated sales or like Tax liability based on the final determination of (a) the Ronco Net Current and Other Asset Value, (b) the Popeil Inc. Net Current and Other Asset Value and (c) the RP Net Current and Other Asset Value, as applicable. Each Seller shall pay, in a timely manner, to the appropriate taxing authorities all amounts received from Purchaser pursuant to this Section 1.6(I). If such amounts remitted by any Seller to any taxing authority pursuant to this Section 1.6(I) prove to be insufficient, Purchaser agrees to pay the amount of any such deficiency (including any penalties and interest thereon, and again on a "grossed up" basis) to such Seller, immediately upon presentation by such Seller to Purchaser of any deficiency notice or similar correspondence received by such Seller from any taxing authority asserting such deficiency. Conversely, each Seller agrees to promptly refund to Purchaser the amount of any refund that may be received by such Seller from any taxing authority in respect of any amounts remitted to such authority by such Seller pursuant to this Section 1.6(I). Notwithstanding the foregoing, the maximum aggregate amount that Purchaser shall be obligated to pay Sellers pursuant to this Section 1.6(I) shall not exceed $10,000.

      1.7 Payments on the Purchase Money Promissory Notes.

                  (A) For so long as any amounts remain outstanding under the
            Notes, Purchaser shall make per unit quality control payments ("QC Payments") earned by Sellers for each product as set forth below in this Section 1.7; provided, that such QC Payments shall not be payable pursuant to this Section 1.7 with respect to any units of product manufactured for marketing and sale through retail distribution channels, it being understood and agreed that the QC Payments to be payable with respect to such units of product are to be as provided in the QC Amendment contemplated by Section 7.3(H). The QC Payments shall be made to the Sellers' Designee, who shall distribute such payments on a pro rata basis as set forth on
            Schedule 1.5(A) to the applicable Sellers for application to amounts outstanding under the Notes in accordance with such Notes. The Sellers will earn the QC Payments each time a unit of one of the products listed below is manufactured by, for, or on behalf of the Purchaser or any of its Affiliates. For purposes of determining the QC Payments earned pursuant to this Section 1.7, a product will be deemed to be manufactured no later than five (5) business days after such product is made available for Purchaser or any of Purchaser's Affiliates or designees to take immediate possession. Purchaser will make all QC Payments hereunder as such QC Payments are earned. All QC Payments shall be non-refundable. None of the Sellers shall be deemed to have waived, amended, modified or changed any provision of this Agreement, or its respective rights hereunder, the Notes or any other document or agreement entered into in connection with this Agreement, as a result of its acceptance of any of the payments called for in this Section 1.7(A), including, but not limited to, such Seller's right to dispute the amounts paid under this Section 1.7(A) in accordance with the provisions of Section 1.7(D).

                  (B) Purchaser shall provide the Sellers' Designee, as
            representative for the Sellers, with a quarterly report detailing the number of each of the products listed below that are manufactured (as such term is used above) during such calendar quarter.

                  (C) Purchaser shall prepare reasonably accurate, complete and detailed records in order to substantiate the amounts payable as set forth in Section 1.7(A), and Purchaser shall maintain such records for a period of at least three (3) years following the quarterly period to which such records relate.

                  (D) Purchaser's records that relate to the subject matter of this Section 1.7 may be examined once per calendar year in Los Angeles, California on reasonable notice and during normal business hours by an independent auditor selected by the Sellers' Designee and paid for by Sellers. If any such examination reveals that Purchaser owes Sellers additional QC Payments, Purchaser shall: (a) immediately pay the Sellers' Designee for distribution to Sellers on a pro rata basis such delinquent amounts, which payments shall be applied by the applicable Sellers against outstanding amounts owed to such Sellers under their respective Notes in accordance with such Notes; and (b) pay to the Sellers' Designee for distribution to Sellers interest on the overdue amounts calculated at a rate equal to the lesser of 10% per annum or the maximum rate allowed by applicable Legal Rules, which payments shall also be applied against outstanding amounts owed to such Sellers under such Notes in accordance therewith. Notwithstanding anything herein to the contrary, (i) if the actual aggregate amount of QC Payments made by Purchaser to Sellers over the entire audited period are less than ninety percent (90%) of those amounts owed for the period as determined by the independent auditor selected by the Sellers' Designee as representative for Sellers, Purchaser shall pay to the Sellers' Designee, upon demand therefor, for distribution to Sellers on a pro rata basis an amount equal to the costs of the audit and
            (ii) if the actual aggregate amount of QC Payments made by Purchaser to Sellers over the entire audited period are at least ninety percent (90%) of those amounts owed for the period as determined by the independent auditor selected by the Sellers' Designee as representative for Sellers, the costs of the audit shall be borne by Sellers.


                               QC Payment Schedule

Product manufactured                              QC Payment per unit of product
                                                  manufactured

Showtime Rotisserie - Pro Model                   $4.50

Showtime Rotisserie - Standard Model              $3.50

Showtime Rotisserie - Compact Model               $3.00

Pastamaker                                        $2.50

Motorized Food Dehydrator                         $2.50

Nonmotorized Food Dehydrator                      $1.25

Popeil's Pocket Fishermen                         $1.75

Cutlery Set (12 pieces or more)                   $1.50

Block for Cutlery Set                             $1.75

GLH Hair Cosmetic (per GLH regular size can)      $1.50

GLH Hair Cosmetic (per GLH small size can)        $ .75

Mr. Microphone                                    $1.50

Egg Scrambler                                     $1.25

Solid Flavor Injector                             $1.00

Liquid Flavor Injector                            $1.50

Flatware Set                                      $1.50

Scissors                                          $1.00

Rotisserie Cookbook                               $ .65

Lean Rotisserie Cookbook                          $ .65

Marinade Cookbook                                 $ .65

Lean Rotisserie Booklet (noninstructional)        $ .65

Lean Marinade Booklet (noninstructional)          $ .65

Bagel Cutter                                      $1.00

Door Saver                                        $1.00

Showtime Outdoor Stand                            $ .75

Showtime Vinyl Cover                              $ .50

Grip Spatula                                      $ .25

Flip-It Spatula                                   $ .25

Showtime Pro Model Kebob Rods (each)              $ .20

Showtime Standard Model Kebob Rods (each)         $ .20

Showtime Compact Model Kebob Rods (each)          $ .20

Showtime Mini Model Kebob Rods (each)             $ .20

Char Rubs (per container)                         $ .15

Marinades (per container)                         $ .15

Barbecue Sauce (per container)                    $ .15

Barbecue Seasonings (per container)               $ .15

Sausage Seasonings (per container)                $ .15

Jerky Seasonings (per container)                  $ .15

Rib Basket                                        $1.50

Lobster Basket                                    $1.50

1.8 Closing. Subject to Article 9 below, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of O'Melveny & Myers LLP, 610 Newport Center Drive, Newport Beach, California, or such other location agreed upon by the Parties, at 10:00 a.m. (local time) on the third Business Day following the satisfaction or waiver of the conditions set forth in Article 7 or another date mutually agreed upon by the Parties (the "Closing Date").

                  (A) Sellers' Closing Deliveries. The applicable Sellers shall take the following actions at the Closing:

            (i) Bill of Sale. Sellers shall deliver or cause to be delivered to Purchaser the Bill of Sale, duly executed by Sellers.

            (ii) Assignment and Assumption Agreement. Sellers shall deliver or cause to be delivered to Purchaser the Assignment and Assumption Agreement, duly executed by Sellers.

            (iii) Product Development Agreement. Sellers shall cause to be delivered to Purchaser the Product Development Agreement, duly executed by
      R. Popeil and Alan Backus.

            (iv) Consulting Agreements. Sellers shall cause to be delivered to Purchaser the Consulting Agreements for R. Popeil and Alan Backus, duly executed by each (as applicable).

            (v) Trademark Co-Existence Agreement. Sellers shall deliver to Purchaser the Trademark Co-Existence Agreement, duly executed by the applicable Sellers.

            (vi) FIRPTA Certificate. Each Seller shall deliver to Purchaser a duly executed certificate in the form specified by Treasury Regulation
      Section 1.1445-2(b)(2).

            (vii) Payments. Sellers shall deliver to Purchaser the Included Cash and, if any, the Additional Cash.

            (viii) Other Reasonably Requested Documents. Sellers shall deliver to Purchaser such other documents or instruments as are required pursuant to this Agreement or as may be reasonably requested by Purchaser or any Person providing financing for Purchaser's payment of the Purchase Closing Payment.

                  (B) Purchaser's Closing Deliveries. Purchaser shall take the following actions at the Closing:

            (i) Payments. Purchaser shall pay Sellers the Purchase Closing Payment in accordance with the terms of Section 1.5(A).

            (ii) Deposit. Subject to Section 1.4, Purchaser shall cause to be delivered to Sellers the Deposit in accordance with the terms of Section 1.5(B).

            (iii) Notes. Purchaser shall deliver to each Seller set forth on
      Schedule 1.5(C) such Seller's Note, duly executed by Purchaser.

            (iv) Sales Tax. Purchaser shall deliver to each Seller the tax gross up payment payable to such Seller pursuant to Section 1.6(I), as set forth on Schedule 1.6(I).

            (v) Bill of Sale. Purchaser shall deliver or cause to be delivered to Sellers the Bill of Sale, duly executed by Purchaser.

            (vi) Assignment and Assumption Agreement. Purchaser shall deliver or cause to be delivered to Sellers the Assignment and Assumption Agreement, duly executed by Purchaser.

            (vii) Product Development Agreement. Purchaser shall deliver or cause to be delivered to R. Popeil, the Product Development Agreement, duly executed by Purchaser. (viii) Consulting Agreements. Purchaser shall deliver to each of R. Popeil and Alan Backus their respective Consulting Agreements, duly executed by Purchaser.

            (ix) Trademark Co-Existence Agreement. Purchaser shall deliver or cause to be delivered to the applicable Sellers the Trademark Co-Existence Agreement, duly executed by Purchaser.

            (x) Letter of Credit. Purchaser shall deliver or cause to be delivered to Sellers the Letter of Credit.

            (xi) Other Reasonably Requested Documents. Purchaser shall deliver or cause to be delivered to Sellers such other documents or instruments as are required pursuant to this Agreement or as may be reasonably requested by Sellers.

                  (C) Joint Deliveries. At the Closing, Purchaser and the
            Sellers' Designee shall execute and deliver to the Escrow Agent joint written instructions directing the Escrow Agent to deliver to the Sellers at the Closing the Deposit, together with any interest and earnings thereon.

      1.9 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, at Purchaser's reasonable request and without further consideration, Sellers and/or the Shareholder shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Included Assets.

      1.10 Tax Allocation. Exhibit 1.10 sets forth an allocation of the Purchase Price (and all other capitalized costs) among the Included Assets of each of the Sellers in accordance with Section 1060 of the Code and the Treasury regulations thereunder (and any similar provision of state, local or foreign law, as appropriate), subject to any adjustment to the Purchase Price pursuant to
Section 1.6. Purchaser and each of the Sellers and their respective Affiliates shall report, act and file Tax Returns (including, without limitation, IRS Form
8594) in all respects and for all purposes consistent with Exhibit 1.10. Neither Purchaser nor any Sellers shall take any position (whether in audits, Tax Returns or otherwise) which is inconsistent with such allocation unless required to do so by applicable Legal Rules.

      1.11 Sales and Use Tax. Subject to the provisions of Section 1.6(I), Purchaser and Sellers will cooperate in preparing and filing use and sales tax returns relating to, and Purchaser will pay, any and all sales, real estate, transfer or use tax due with regard to the transactions provided for in this
Article 1, whether levied on Purchaser or Sellers.

                                   ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

            Sellers make the representations and warranties set forth in this
Article 2, in each case as of the date of this Agreement. Purchaser hereby acknowledges and agrees that Sellers are not making any representation or warranty whatsoever, express or implied, except those representations and warranties of Sellers expressly set forth in this Agreement.

      2.1 Organization. Each Seller that is not an individual (other than Ronco) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Ronco is a limited liability company duly organized, validly existing and in good standing under the laws of California. Each of Popeil Inc. and RP has the corporate power to own its properties and to carry on the Business as conducted by it as of the date hereof, and Ronco has the limited liability company power to own its properties and to carry on the Business as conducted by it as of the date hereof. The copies of the Certificates of Incorporation, Bylaws and operating agreements of each Seller heretofore delivered to Purchaser are true, complete and correct and are in full force and effect. Each of Ronco, Popeil Inc. and RP is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be in good standing or qualified would not reasonably be expected to have a Material Adverse Effect on Ronco, Popeil Inc. or RP taken as a whole.

      2.2 Authority; Non-Contravention. This Agreement and the other agreements contemplated hereby to be executed by each of Sellers pursuant hereto have been duly executed and delivered by each of Sellers, and constitute valid and binding obligations of each of Sellers, enforceable in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors or by general equitable principles. Each Seller has the power and authority to execute and deliver and perform its obligations under this Agreement and the other agreements contemplated herein to be executed by it. The execution and delivery by Sellers and the Shareholder of this Agreement do not, and the performance by Sellers and the Shareholder of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a material violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws (or other comparable corporate charter documents) of any Seller, to the extent applicable, (b) violate in any material respect any Legal Rules or (c) except as set forth on Schedule 2.2, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any Material Contract or result in any Lien on any of the Included Assets.

      2.3 Title or Right to Included Assets. Each Seller has good and marketable title to or other right to use all of the Included Assets it shall convey to Purchaser at the Closing, free of Liens.

      2.4 Financial Statements; No Material Adverse Change. .

                  (A) Attached as Exhibit H are true, correct and complete
            copies of the following financial statements: audited consolidated income statements and statements of cash flow of Ronco, Popeil Inc. and RP for the fiscal years ended December 31, 2003, December 31, 2002, and December 31, 2001, and audited consolidated balance sheets of Ronco, Popeil Inc. and RP as of December 31, 2003, December 31, 2002, and December 31, 2001, together with notes thereto and reports of auditors thereon (the "Audited Financial Statements"). The Audited Financial Statements: (a) have been prepared in accordance with the books of account and records of Ronco, Popeil Inc. and RP and (b) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied with prior periods, except as set forth on Schedule 2.4(A).

                  (B) Except as set forth on Schedule 2.4(B), since December 31,
            2003, there has not occurred any Material Adverse Change with respect to Ronco, Popeil Inc., and RP, taken as a whole, except any such change arising from changes in the general state of the industries in which such sellers operate, conditions, events or circumstances generally affecting the U.S. economy, including as a result of acts of war or terrorism, changes in GAAP, changes in law or regulations, or changes resulting from the fact that the transactions contemplated by this Agreement have been publicly disclosed.

      2.5 Tax Matters. All tax returns and tax reports required to be filed with respect to the income, operations, business or assets of Ronco, Popeil Inc. and/or RP have been timely filed (or appropriate extensions have been obtained, which extensions are listed on Schedule 2.5) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed. All of the foregoing, as filed, are true, correct and complete in all material respects with respect to the income, operations, business or assets of Ronco, Popeil Inc. and RP, and reflect accurately all liabilities for taxes with respect to the income, operations, business or assets of Ronco, Popeil Inc. and RP for the periods to which such returns relate, and all such amounts shown as owing thereon have either been paid or fully accrued on the books of Ronco, Popeil Inc. or RP, as applicable.

      2.6 Intellectual Property Rights.

                  (A) The execution, delivery and performance of this Agreement and the Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not breach, violate or conflict with any agreement governing any Acquired Intellectual Property and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any such Intellectual Property or in any material way impair the right of Purchaser or any of its affiliates to use, sell, license or dispose of, or bring any action for the post-Closing infringement of, any such intellectual property or portion thereof.

                  (B) Set forth on Schedule 2.6(B) is a true and complete list of all material registrations and material applications for registration of all Acquired Intellectual Property.

                  (C) Except as set forth on Schedule 2.6(C), to the knowledge of Sellers, Sellers either (i) own the entire right, title and interest in and to the Acquired Intellectual Property, free and clear of any encumbrances, or (ii) have the royalty-free right to use the same as and where they are used by Sellers on the Closing Date. Except as set forth on Schedule 2.6(C), and except for the Excluded Assets, to the knowledge of Sellers, Sellers do not use in their conduct of the Business (as such conduct of the Business relates to the Included Products) any Intellectual Property other than the Acquired Intellectual Property.

                  (D) Except as disclosed in Schedule 2.6(D): (i) Sellers have not received any written notice of any challenge of any kind to any registrations for domain names or copyrights or any filings for patent rights and Marks identified as owned by Sellers in Schedule 2.6(B), whether registered, issued or pending, as the case may be;
            (ii) Sellers have the sole and exclusive right to bring actions for infringement or unauthorized use of the Acquired Intellectual Property owned by Sellers and, to the knowledge of Sellers, there is no basis for any such action; and (iii) Sellers are not in material breach of any agreement affecting the Acquired Intellectual Property.

                  (E) Except as set forth on Schedule 2.6(E), to the knowledge of Sellers, (i) no infringement of any Intellectual Property of any other Person is occurring in any way from the ownership or use by Sellers of the Acquired Intellectual Property; (ii) no claim of invalidity of any Intellectual Property identified on Schedule 2.6(B) has been made against Sellers; and (iii) no proceedings are pending or, to the knowledge of Sellers, threatened that challenge the validity, ownership or use of any Intellectual Property identified on Schedule 2.6(B).

      2.7 Litigation. Except as set forth on Schedule 2.7(a), there are no actions, suits, investigations, claims or proceedings ("Litigation") pending or, to the knowledge of Sellers, threatened before any court or by or before any governmental or regulatory authority or arbitrator: (a) affecting any of Ronco, Popeil Inc. or RP (as plaintiff or defendant) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on

Ronco, Popeil Inc. or RP or (b) relating to the transactions contemplated by this Agreement. Schedule 2.7(a) sets forth a list of any Litigation commenced against any of Ronco, Popeil Inc. or RP in the last two (2) years.

      2.8 Conduct of Business. Except as set forth on Schedule 2.8, the Business is conducted collectively and exclusively through Ronco, Popeil Inc. and RP. Except as set forth on Schedule 2.8, the Included Assets include all assets used or held for use by Sellers in the conduct of the Business (as conducted as of the date hereof) and directly related to the Included Products.

      2.9 Employee Matters. All employees of Ronco, Popeil Inc. and RP are at-will employees, and none of such employees is entitled to severance or like payments upon the termination of their employment by any of Ronco, Popeil Inc., or RP. Schedule 2.9 sets forth a correct and complete list of all employees of each of Ronco, Popeil Inc. and RP as of the date hereof, specifying their names, job designations, dates of hire and annual base salaries and/or their hourly wage rates in effect as of the date hereof. Also set forth on Schedule 2.9 is a complete and correct list or description of any compensation (other than salaries or hourly wages) and any employee benefits to which the employees of Ronco, Popeil Inc. and RP are entitled and any employee benefit plan maintained or contributed to by any of Ronco, Popeil Inc. or RP for the benefit of such employees or their dependents.

      2.10 Contracts. Schedule 2.10 hereto lists those agreements that are set forth on Schedule 1.1(C) that are material to the Business of Ronco, Popeil Inc. and RP (the "Material Assets"). With respect to each Material Contract: (a) the agreement is legal, valid, binding, enforceable, and in full force and effect against Ronco, Popeil Inc. and RP, as applicable, and (b) none of Ronco, Popeil Inc. and/or RP is in material breach or default in any material respect under the terms of any such agreements to which it is a party.

      2.11 No Brokers or Finders. No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Sellers or any of their Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to receive any brokerage or finder's or similar fee or other commission from Sellers as a result of this Agreement or such transactions.

      2.12 Accounts Receivable. Except as set forth on Schedule 2.12, the Accounts Receivable arose from bona fide sales transactions in the ordinary course of business and, to the knowledge of Sellers, are subject to no valid defenses, set-offs or counterclaims.

      2.13 Licenses. To the knowledge of Sellers, Schedule 1.1(E) lists all Licenses held by any Seller in connection with the Business.

                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Except as contemplated by this Agreement, Purchaser represents and warrants to Sellers and the Shareholder as of the date hereof as follows:

      3.1 Organization. Each of Purchaser and RIM is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own and/or lease all of its properties and assets, and, as of and giving effect to the Closing, will have full power and authority to own and/or lease or license the Included Assets.

      3.2 Authority; Non-Contravention. This Agreement and the other agreements contemplated hereby to be executed by Purchaser pursuant hereto have been duly executed and delivered by Purchaser, and constitute valid and binding obligations of Purchaser enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. Purchaser has full power and authority to execute and deliver and perform its obligations under this Agreement and the other agreements contemplated herein to be executed by it. The execution and delivery by Purchaser of this Agreement do not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby shall not conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Formation or limited liability company operating agreement of Purchaser.

      3.3 No Undisclosed Liabilities. Prior to the date hereof, Purchaser has not conducted any business or operations, and except as set forth on Schedule 3.3, Purchaser has no obligations or liabilities of any kind or nature whatsoever, whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due.

      3.4 Legal Proceedings. There is no Order or Action pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser or that might adversely affect Purchaser's ability to perform this Agreement or the consummation of any of the transactions contemplated hereby.

      3.5 No Brokers or Finders. Except as set forth on Schedule 3.5, no agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Purchaser or any of its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to receive any brokerage or finder's or similar fee or other commission from Purchaser as a result of this Agreement or such transactions.

      3.6 Financial Resources. As of the date hereof, Purchaser has cash and/or customary written debt term sheets from certain lenders providing the terms and conditions upon which these lenders have committed, subject to the terms and conditions specified therein, to provide debt financing in an aggregate amount of up to $30 million for purposes of paying a portion of the Purchase Closing Payment pursuant to this Agreement. Purchaser has provided Sellers with true, correct and complete (excluding any economic terms between Purchaser and such lenders) copies of any such term sheets, and any and all amendments or supplements thereto, for such financing in connection with the transactions contemplated hereby. No later than concurrently with the execution of this Agreement, Purchaser has paid all fees required to be paid to such lenders through the date hereof.

                                   ARTICLE 4

         COVENANTS OF PURCHASER, SELLERS, THE SHAREHOLDER AND R. POPEIL

            During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Section 9.1 or the Closing Date, Sellers and the Shareholder agree, jointly and severally that (except as expressly contemplated by this Agreement or to the extent that Purchaser shall otherwise consent in writing):

      4.1 Ordinary Course. The Shareholder shall and shall cause Ronco, Popeil Inc. and RP to (i) carry on the Business in the ordinary course, including with respect to the collection of receivables, payment of payables and all Taxes, manufacturing activities, advertising activities, sales practices, and research and development activities, in substantially the same manner as heretofore conducted, (ii) use commercially reasonable efforts to maintain the Included Assets in substantially the same condition (except for normal wear and tear) existing on the date hereof, (iii) use commercially reasonable efforts to preserve its rights and interests in and to the Included Assets and (iv) use commercially reasonable efforts to maintain the services of, and good relations with, their customers and suppliers; provided, however, that nothing in this
Section 4.1 will prohibit the Sellers from transferring, assigning or selling any of their assets so long as, to the extent such assets are Included Assets, such sale, transfer or assignment is in compliance with the requirements of
Section 4.3. Without limiting the generality of the foregoing, from the date hereof through the Closing Date, Seller shall not, without the prior written consent of Purchaser (which shall not be unreasonably withheld or delayed):

                  (A) enter into any material contract or commitment, or amend, terminate or fail to renew any Contract, License or permit, or incur or agree to incur any liability, except in each case in the ordinary course of business consistent with past practices;

                  (B) increase compensation payable or to become payable or make a bonus payment to or otherwise enter into one or more bonus agreements with any employee or agent, except in the ordinary course of business;

                  (C) create, assume or permit to exist any new and material mortgage, pledge or other lien or encumbrance upon any of the Included Assets;

                  (D) authorize or commit to make any capital expenditures in excess of the current budget for capital expenditures for the Business;

                  (E) dispose of any property, plant or equipment (other than supplies), except in the ordinary course of business with adequate replacement thereof consistent with past practices;

                  (F) take any action that would cause any of the
            representations and warranties of Sellers stated in this Agreement to fail to be true and correct in all material respect as of the Closing;

                  (G) make any change in any method of accounting or keeping of books of account or accounting practices or principles, except as required by applicable law or, in the opinion of the independent public accountants of Sellers, by GAAP;

                  (H) license to any Person the Intellectual Property;

                  (I) fail to renew a License or fail to make or supplement any application for a License reasonably necessary to the operation of the Business;

                  (J) materially amend any limited liability company agreement or other organizational documents of Sellers; or

                  (K) enter into any commitment to do any of the foregoing.

      4.2 No Solicitation. In consideration of Purchaser's deposit of the Deposit with the Escrow Agent pursuant to Section 1.4 hereof and the Escrow Agreement, during the period from the date hereof until the earlier of the Closing or the termination of this Agreement, the Shareholder shall not, and no Seller shall, directly or indirectly, through any officer, director, employee or agent (including any investment banker, financial advisor, attorney, accountant or other representative or agent) or otherwise, (a) solicit, initiate or encourage inquiries or the submission of proposals or offers from any third party relating to any acquisition or purchase of all or any material portion of the business, properties or assets of, or any equity interest in, any of Ronco, Popeil Inc. or RP or any of their respective Affiliates or any merger, consolidation, business combination or similar transaction (other than with Purchaser), involving any such Seller or any of its Affiliates (an "Acquisition Transaction"), or (b) participate in any discussions or negotiations regarding, or furnish to any other person any confidential information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or agree to endorse or encourage, any effort or attempt by any other person to do or seek to do any of the foregoing. The Shareholder and each Seller shall (a) promptly advise Purchaser orally and in writing of any such offer and of any inquiries or proposals of or contacts with third parties for any Acquisition Transaction involving any of Ronco, Popeil Inc. or RP or any of their respective Affiliates, and (b) not accept (nor shall any of such Seller's Board of Directors or any committee thereof recommend) any such proposal or offer.

      4.3 No Acquisitions or Dispositions. In consideration of Purchaser's deposit of the Deposit with the Escrow Agent pursuant to Section 1.4 hereof and the Escrow Agreement, none of Ronco, Popeil Inc. or RP shall (a) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (b) otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to such Seller. No Seller shall, and the Shareholder shall ensure that no Seller shall, lease or otherwise dispose of any of its assets included among the Included Assets, except for any current assets included among the Included Assets (which shall not be disposed of other than in the ordinary course of business); provided, however, that, subject to the last sentence of Section 11.9, Sellers may sell, transfer, assign or otherwise dispose of any of the Included Assets prior to the Closing Date to
(A) a trust, partnership or other entity formed primarily for estate or family planning purposes (such as a family limited partnership) that is solely for the benefit of R. Popeil, R. Popeil's spouse, one or more of the descendants of R. Popeil's parents, or one or more of the descendants of R. Popeil's spouse's parents (irrespective of the age of such descendants), (B) a member of a Seller's Family Group or (C) to one or more Affiliates of Sellers, if, in the case of clause (C), Sellers are advised by their tax advisor that such sale, transfer, assignment or disposal would permit the transactions contemplated hereby to be effected in a manner advantageous from a Tax perspective to any of the Sellers and/or the Shareholder, and in each case if (i) such permitted transferee or assignee becomes a party to this Agreement as a Seller, (ii) such sale, transfer, assignment or other disposition does not cause any of the representations and warranties of Sellers stated in this Agreement to fail to be true and correct in all material respects as of the Closing (adjusting each such representation and warranty as appropriate to reflect the fact that the term "Sellers" includes any such permitted transferee or assignee of Sellers) or impede the transactions contemplated hereby and by the Operative Agreements and
(iii) such sale, transfer, assignment or other disposition is not disadvantageous to Purchaser in the reasonable, good faith judgment of Purchaser.

      4.4 Access to Information. The Shareholder shall and shall cause each of Ronco's, Popeil Inc.'s and RP's independent accountants, officers and employees to afford to Purchaser, and the accountants, counsel and other representatives of Purchaser and its Affiliates, reasonable access during the period prior to the earlier of the Closing Date or the termination of this agreement and during normal business hours to the properties, books, contracts, commitments, records and management of each such Seller and, to the independent accountants of Purchaser, to the extent permitted by such Sellers' Accountants, reasonable access to the records of each such Seller's accountants. During such period, the Shareholder shall cause each such Seller to use reasonable efforts to furnish promptly to Purchaser all information concerning the business, properties and personnel of such Seller as Purchaser may reasonably request.

      4.5 Communications. None of the Shareholder nor any Seller shall furnish any communication to the public generally if the subject matter thereof relates to Purchaser or to the transactions contemplated by this Agreement without the prior approval of Purchaser as to the content thereof, which approval shall not be unreasonably withheld, and subject to each Party's compliance with applicable law.

      4.6 Good Faith. Sellers and the Shareholder shall act in good faith and use all commercially reasonable efforts to cause to be satisfied all the conditions precedent to their obligations and those of the other Parties over which they have control or influence, including obtaining any consents or any governmental permits required to be obtained by any Seller or the Shareholder to consummate the transactions contemplated hereby, if any, and complying with any applicable bulk transfer laws. Subject to the provisions of Article 9, none of the Shareholder or any Seller shall take any action that would prevent the performance of this Agreement or the consummation of the transactions contemplated hereby. Without limiting the foregoing, neither any Seller nor the Shareholder shall enter into any agreement to do any thing which they are not permitted to do under this Article 4.

      4.7 Financing Support. Sellers and the Shareholder shall use commercially reasonable efforts to perform such actions as may be reasonably requested by Purchaser in order for Purchaser to obtain financing for the transactions contemplated hereby, provided, that no Seller or the Shareholder shall be required to pay or bear any costs or expenses in connection with such actions. Without limiting the scope of commercially reasonable efforts that Sellers and the Shareholder may provide pursuant to this Section 4.7 (but subject to the provisos in the immediately preceding sentence), Sellers agree to use commercially reasonable efforts to assist Purchaser to obtain a policy of insurance covering losses arising from Sellers' breaches of any representations or warranties hereunder, with such terms and conditions as may be requested or required by any Person providing financing for the transactions contemplated hereby and such other terms and conditions as may be desired by Purchaser. Notwithstanding the foregoing, it shall not be considered commercially unreasonable for Sellers and/or the Shareholder to decline or fail to agree to any changes to the terms of this Agreement or any of the Operative Agreements that may be requested by any Person providing insurance and/or funding for or in connection with the transactions contemplated hereby.

      4.8 Notice of Developments. At all times prior to the Closing Date, (a) each Seller shall give prompt written notice to Purchaser, and Purchaser shall give prompt written notice to each Seller, of the occurrence of any event that causes or is reasonably likely to cause any representation or warranty of such Party stated in this Agreement to be untrue or inaccurate in any material respect after the date hereof but on or before the Closing Date and (b) Purchaser shall give prompt written notice to Sellers, and Sellers shall give prompt written notice to Purchaser, of any development adversely affecting the ability of the notifying party to consummate the transactions contemplated by this Agreement. No such notification provided by any Party pursuant to this
Section 4.8 shall be deemed to amend or supplement the schedules attached hereto delivered by such Party hereunder or to prevent or cure any misrepresentation or breach of warranty of such Party or, with respect to such notifications regarding events reasonably likely to cause any representation or warranty of such Party to be untrue or inaccurate in all material respect, constitute an admission by or agreement of such Party that such representation or warranty is untrue or inaccurate in any material respect.

      4.9 QVC Agreement. Prior to the earlier of the Closing Date or the QVC Date, Purchaser and Sellers shall use commercially reasonable efforts to cause QVC, Inc. to enter into an amendment to the QVC Agreement contemplated by the first sentence of Section 7.2(G) hereof and to consent to the assignment of the QVC Agreement as so amended from Ronco, Inc. to Purchaser or RIM.

      4.10 Patent and Trademark Office Communications. Sellers will deliver to Purchaser a true, correct and complete copy of any and all written communications between any Seller and the U.S. Patent and Trademark Office related to any of the Intellectual Property included among the Included Assets dated on or after the date hereof and through the Closing Date. Deliveries of such copies shall be effected promptly after the date of the applicable written communications.

      4.11 QC Amendment. Beginning promptly after the date hereof, Purchaser and Sellers shall use commercially reasonable efforts to negotiate the QC Amendment in good faith so that the conditions to Sellers' and Purchaser's obligations to effect the Closing specified in Section 7.3(H) may be expeditiously satisfied.

      4.12 Bulk Transfer Laws. Sellers and Purchaser hereby waive compliance with any applicable bulk transfer, including, without limitation, the bulk transfer provisions of the Uniform Commercial Code of any state, or any similar statute, with respect to the transactions contemplated hereby, provided that Sellers will, jointly and severally, indemnify and hold harmless Purchaser for any Losses incurred by Purchaser in connection with any claims by creditors of Sellers to which such bulk transfer laws apply.

                                   ARTICLE 5

                             COVENANTS OF PURCHASER

            During the period from the date of this Agreement and continuing until the earlier of termination or the Closing Date, Purchaser agrees that (except as expressly contemplated by this Agreement or to the extent that Sellers shall otherwise consent in writing):

      5.1 Good Faith; Due Diligence. Purchaser shall act in good faith and use all commercially reasonable efforts to cause to be satisfied all the conditions precedent to its obligations and those of the other Parties over which it has control or influence, including obtaining any consents or any governmental permits required to be obtained by Purchaser to consummate the transactions contemplated hereby. Subject to the provisions of Article 9, Purchaser shall not take any action which would prevent the performance of this Agreement or the consummation of the transactions contemplated hereby. Without limiting the foregoing provisions of this Section 5.1, Purchaser shall diligently proceed with its due diligence review of the Included Assets and the Business and operations of Sellers with the aim of causing to occur, as expeditiously as reasonably practicable, the satisfaction of the condition to Purchaser's obligation to effect the Closing stated in Section 7.2(C).

      5.2 Financing Support. Purchaser shall use commercially reasonable efforts to perform such actions as may be reasonably requested by Purchaser's financing sources for purposes of obtaining the financing for the transactions contemplated hereby.

      5.3 Letter of Credit. Purchaser shall use commercially reasonable efforts to obtain and deliver to Sellers the Letter of Credit as contemplated by Section 7.3.


                                   ARTICLE 6

                       CONTINUING COVENANTS AND AGREEMENTS

      6.1 Confidentiality. All non-public information disclosed by any Party (or its representatives), whether before or after the date of this Agreement, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other Party (or its representatives) shall be kept confidential by such other Party and its representatives and shall not be used by any such Persons other than as contemplated by this Agreement, except to the extent that such disclosure is in connection with any legal proceeding to which the Party desiring to make such disclosure is a party, or to the extent otherwise required by law, or to the extent such duty as to confidentiality is waived in writing by the other Party. Subsequent to the termination of this Agreement, upon written request (delivered pursuant to Section 11.8) of any Seller to Purchaser, or of Purchaser to any Seller (the requesting party being referred to as the "Requesting Party" and the recipient of such request being referred to as the "Requested Party"), the Requested Party shall return all materials that the Requesting Party provided to the Requested Party and all reproductions, photocopies, duplications, or likeness of the materials to such Requesting Party within three Business Days after its receipt of such request.

      6.2 Tax Cooperation. After the Closing, Sellers and Purchaser shall, and shall cause their respective Affiliates to, provide reasonable cooperation in the preparation of all Tax Returns and shall provide, or cause to be provided, reasonable access to any records and other information reasonably requested by such Parties in connection with such preparation as well as access to, and the cooperation of, their respective accountants. Sellers and Purchaser shall, and shall cause their respective Affiliates to, provide reasonable cooperation in connection with any Tax investigation, audit or other proceeding. Any information obtained pursuant to this Section 6.2 or pursuant to any other provision of this Agreement providing for the sharing of information or the review of any Tax Return shall be subject to Section 6.1. For the avoidance of doubt, Purchaser acknowledges and agrees that after the Closing, Sellers shall be entitled to retain exclusive ownership and possession of their respective books and records pertaining to Taxes arising from the operation of the Business or the ownership of the Included Assets for any Tax period (or portion thereof) ending on or prior to the Closing Date, subject to Purchaser's right of reasonable access pursuant to this Section 6.2.

      6.3 Further Assurances. Except as otherwise provided in this Agreement, each of the Parties shall use commercially reasonable efforts to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. If at any time after the Closing any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and the other agreements contemplated hereby, including, without limitation, the execution of additional documents or instruments, the Parties shall take all such reasonably necessary action to the extent commercially reasonable. Notwithstanding the foregoing, it shall not be considered commercially unreasonable for Sellers and/or the Shareholder to decline or fail to agree to any changes to the terms of this Agreement or the Operative Agreements that may be requested by any Person providing insurance and/or funding for or in connection with the transactions contemplated hereby.

      6.4 Public Announcements. Subject to Section 6.1, Purchaser and Sellers shall consult with each other and shall mutually agree (with the agreement of each Party not to be unreasonably withheld) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law; provided, however, that Purchaser and Sellers shall give prior notice to the other Party of the content and timing of any such press release or other public statement required by applicable law, unless it is impracticable to do so, in which event such notice shall be given no later than concurrently with the issuance of such press release or making of such public statement.

      6.5 Employee Matters.

                  (A) Transferred Employees. Purchaser will offer employment to be effective as of the Closing Date to the employees of Ronco, Popeil Inc. and RP whose names are listed on Schedule 6.5(A), either directly or through a co-employment arrangement with an employee leasing company selected by Purchaser, with terms, conditions, wages and benefits substantially equivalent to the terms and conditions of employment in effect as of the date hereof. Each such employee who accepts such offer and becomes an employee of Purchaser after the Closing pursuant to this Section 6.5(A) will be referred to as a "Transferred Employee".

                  (B) Termination of Employment; Health Care Coverage.
            Immediately prior to the Closing, each of Ronco, Popeil Inc. and RP will terminate (a) the employment of all employees of Ronco, Popeil Inc. and/or RP whose names are listed on Schedule 6.5(B), and (b) all employment agreements and other arrangements with such employees. As of the Closing, Ronco, Popeil Inc. or RP (as appropriate) shall pay to their employees whose names are listed on
            Schedule 6.5(B) any and all liabilities relating to or arising out of their employment or termination of employment by Ronco, Popeil Inc. and RP, including any payments and benefits due to such employees pursuant to accrued wages, salary, bonus, commission or other forms of compensation. Purchaser will provide continuation health care coverage to all Transferred Employees and their qualified beneficiaries who incur a qualifying event after the Closing Date in accordance with and to the extent required under the continuation health care coverage requirements of Code Section 4980B, as amended, and Sections 601 through 608 of ERISA ("COBRA").

                  (C) Benefits Liabilities. From and after the Closing,
            Purchaser will be solely responsible for all liabilities and obligations, arising under, resulting from or relating to Purchaser's employment or termination of the Transferred Employees.

                  (D) WARN Act. On and after the Closing Date, with respect to any terminations by Purchaser after the Closing Date, Purchaser will be responsible with respect to the Transferred Employees and their beneficiaries for compliance with the WARN Act, including any requirement to provide for and discharge any and all notifications, benefits, and liabilities to Transferred Employees and any Governmental Entity. Purchaser will not take any action after the Closing Date that would cause any termination of employment of any employees by any of Ronco, Popeil Inc. and RP or any of its Affiliates prior to the Closing Date to constitute a "plant closing" or "mass layoff" under the WARN Act or any similar state or local law or create any liability to Seller or any of its Affiliates for employment terminations under applicable Legal Rules. Except for the termination by Ronco, Popeil Inc. or RP of their employees as of immediately prior to the Closing as contemplated by Section 6.5(B) above, none of Ronco, Popeil Inc. or RP shall terminate the employment of their employees prior to the Closing to the extent such termination(s) would constitute a "plant closing" or "mass layoff" under the WARN Act or any similar state or local law or create any liability to Purchaser for employment terminations under applicable Legal Rules.

                  (E) H-1B Nonimmigrant Visas. Purchaser will be responsible for all actions and costs associated with transferring the H-1B nonimmigrant visa for Zhen Sun from Ronco, Popeil Inc. and/or RP as of the date hereof, to Purchaser, including (a) filing, to the extent necessary, a Labor Condition Application with the U.S. Department of Labor or a Form I-129, Petition for Nonimmigrant Worker, with H Supplement, and supporting documentation with the Immigration and Naturalization Service and (b) paying any transfer fees or associated costs or expenses therewith.

                  (F) No Third Party Beneficiary Rights. No provision of this
            Agreement shall create any third party beneficiary rights in any Transferred Employee (or beneficiary thereof) or prohibit or prevent Purchaser from terminating the employment of any Transferred Employee at any time after Closing. No provision of this Agreement shall interfere with, restrict or constitute a limitation on Purchaser's right to amend, modify or terminate its plans, programs or policies regarding wages, benefits and other employment matters at any time or from time to time.

      6.6 Additional Covenants of Purchaser. Except as may be required pursuant to applicable Legal Rules, for so long as any amounts remain outstanding under the Notes, Purchaser shall not, without the prior written consent of Sellers, which shall not be unreasonably withheld or delayed, (i) sell, license or otherwise transfer to any Person its rights in or to any of the Included Assets (except for sales of finished products in the ordinary course of business and except for pledges of Included Assets to lenders providing financing to Purchaser) or (ii) cease or materially curtail its manufacturing or marketing of any of the Included Products. Notwithstanding the foregoing, Purchaser may transfer those Included Assets set forth on Schedule 6.6(a) to Ronco IP Management Inc., a Delaware corporation ("RIM"), an Affiliate of Purchaser; provided, however, that (A) concurrently with such transfer RIM assumes, pursuant to a writing duly executed by RIM and delivered to Sellers, a portion of the obligations of Purchaser under the Notes in the amounts set forth on
Schedule 6.6(b) and (B) RIM agrees in a writing duly executed by RIM and delivered to Sellers to be bound by the provisions of this Agreement as an additional Purchaser.


      6.7 Cooperation. The Parties recognize that, in the future, litigation, administrative proceedings or other proceedings (e.g., audits and investigations) may arise relating to the Included Assets or the Business and the conduct thereof which may relate in part, directly or indirectly, to the period prior to the Closing Date or both to the period prior to the Closing Date and the period subsequent to the Closing Date. Purchaser agrees that, to the extent reasonable under the circumstances and at the request of Sellers and/or the Shareholder, it shall provide Sellers and/or the Shareholder with access to the Books and Records and other information, records, books and documents in its possession relating to the Included Assets and the Business to assist Sellers and/or the Shareholder in connection with any such litigation or proceedings in which Sellers and/or the Shareholder is or may be involved; provided, however, that such access shall be provided in a manner designed to minimize disruption of the normal business activities of Purchaser. Purchaser agrees to maintain the Books and Records and such other information, records, books or other documents related to the Included Assets and the Business for at least five (5) years.


      6.8 Insurance Cooperation. R. Popeil hereby acknowledges and agrees that the Purchaser may seek to obtain a "key man" insurance policy covering the life of R. Popeil, a disability policy covering R. Popeil, and/or business interruption insurance, in each case under which the Purchaser will pay all costs and receive all benefits. R. Popeil agrees to provide reasonable cooperation in order to assist Purchaser in its efforts to obtain such insurance, including, with respect to key man life insurance or disability insurance, by submitting to any physical examination and providing access to prospective insurers for underwriting purposes to R. Popeil's medical records, in each case only to the extent reasonably required in order to obtain such insurance and subject to Purchaser's obligation to keep strictly confidential any information that may be learned by Purchaser in connection with such physical examination of R. Popeil and/or in connection with Purchaser's attempts to secure such "key man" or disability insurance. At R. Popeil's request, his personal physician may be in attendance for any such required physical examination. Purchaser will pay all costs and expenses incurred in connection with actions taken pursuant to or as contemplated by this Section 6.8 (including, without limitation, any costs or expenses incurred by R. Popeil pursuant to this Section 6.8).


      6.9 Letter of Credit. From and after the Closing and until the Notes have been repaid in full, Purchaser shall, not later than fifteen (15) calendar days after any date as of which the remaining amount available to be drawn down under the Letter of Credit falls below the lesser of $250,000 or the total amount remaining outstanding under the Notes, obtain and deliver to Sellers a supplemental standby letter or letters of credit from one or more U.S. banking institutions acceptable to Sellers, in each case with substantially the same terms and conditions as the Letter of Credit, in an aggregate face amount necessary to restore the aggregate amount available to be drawn down by Sellers under the Letter of Credit and such supplemental standby letter or letters of credit to the lesser of $250,000 or the total amount then outstanding under the Notes. The foregoing obligations of Purchaser shall apply each time the aggregate remaining amount available to be drawn down under the Letter of Credit falls below the lesser of $250,000 or the total amount then outstanding under the Notes; provided that such obligations shall in any event terminate upon repayment in full of the Notes.

      6.10 Personal Appearances on Direct Response Television.


                  (A) From and after the Closing, R. Popeil agrees that, subject to the provisions of this Section 6.10 (including, without limitation, the last sentence of this Section 6.10(A)), if requested by Purchaser or RIM, R. Popeil shall make personal appearances on Direct Response Television Programs (as defined herein) to promote products marketed by Purchaser or RIM through such programs. The Parties agree that, with respect to such personal appearances, R.

            Popeil shall have the right to designate L. Popeil, K. Popeil and/or
            S. Popeil to make appearances in his place. The Parties further agree that, with respect to such personal appearances on the QVC Shopping Network, R. Popeil shall, together with his permitted designees, collectively make such number of annual appearances on QVC as may be required pursuant to the QVC Agreement as amended as of Closing. Notwithstanding any contrary provision hereof, (i) Purchaser or RIM, as applicable, shall give R. Popeil reasonable prior notice of any requested personal appearances, and (ii) R. Popeil's agreement to make any appearances (or designate L. Popeil and/or S. Popeil, as applicable, to make such appearances) pursuant to this Section 6.10(A) or as contemplated by the QVC Agreement (as amended) shall in all events be in R. Popeil's sole and absolute discretion. Without limiting the foregoing, Purchaser acknowledges and agrees that R. Popeil's personal appearance obligations under this Section 6.10(A) are subject and subordinate to his preexisting obligations under (a) the Agreement by and between IGT and R. Popeil, dated 2/27/04 and (b) the Option Purchase Agreement, by and between Lucky Brand Foundation and Home Box Office (HBO), dated 2/2/01. As used in this Section 6.10, "Direct Response Television Programs" means television programs, aired live on home shopping networks or like networks, on which products are promoted for sale directly to consumers.

                  (B) R. Popeil (or his permitted designee) shall be entitled to receive as an appearance fee an amount equal to 50% of the Gross Profits (as defined in this Section 6.10(B)) from sales of any products promoted by R. Popeil (or such permitted designee) through personal appearances made pursuant to this Section 6.10. As used herein, "Gross Profits" means gross sales less landed cost of goods sold less direct costs associated with personal appearances (including transportation and lodging costs and any costs of food or other products used in such appearances, all of which shall be reimbursed to R. Popeil or his permitted designees upon request therefor, but excluding any amounts paid to R. Popeil as an appearance fee pursuant to this Section 6.10(B)) less any commission payable to Coordinated Strategic Alliances in connection with the applicable personal appearance. For the avoidance of any doubt, it is agreed and understood that (i) Gross Profits shall not be reduced by or otherwise reflect any allocation of overhead or general and administrative expenses of any kind and (ii) R. Popeil's entitlement to Gross Profits as an appearance fee pursuant to this Section 6.10(B) is independent of his right to receive revenues or profits from the sale of products promoted by R. Popeil or any of his designees other than on behalf of or at the request of Purchaser or RIM (whether with respect to products that Purchaser has declined to acquire pursuant to its right of first refusal under the Product Development Agreement, products the rights to which have been acquired by R. Popeil pursuant to the Product Development Agreement upon an even of default under the Notes, or otherwise).

                  (C) In addition to the above-described appearance fee, R.
            Popeil shall be entitled to receive the remaining 50% of the Gross Profits from sales on any Direct Response Television Programs of any products promoted by R. Popeil or his permitted designees through


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

            personal appearances made pursuant to this Section 6.10 until such payments (i.e., the payments pursuant to this Section 6.10(C)) total $400,000 in the aggregate (such amount, the "Estimated Interest Differential"). Thereafter, Purchaser or RIM, as applicable, shall be entitled to receive the remaining 50% of Gross Profits (i.e., the other 50% of Gross Profits not payable to R. Popeil as an appearance fee pursuant to Section 6.10(B) above) from sales on any Direct Response Television Programs of any products promoted by R. Popeil or his permitted designees through personal appearances made pursuant to this Section 6.10.

                  (D) Purchaser or RIM, as applicable, shall make all payments to R. Popeil or his designee(s), as applicable, due pursuant to this
            Section 6.10 not later than the fifteenth (15th) calendar day following Purchaser's or RIM's receipt of payment from the Direct Response Television Program operator for the applicable products sold over such program. Each such payment shall be accompanied by a detailed statement setting forth Purchaser's or RIM's calculation of the applicable Gross Profits and the payment due to R. Popeil or his designee(s). Purchaser or RIM, as applicable, shall prepare and maintain for a period of at least three (3) years after the due date for the payment to which the records relate reasonably accurate, complete and detailed records in order to substantiate the amounts payable under this Section 6.10.

                  (E) Purchaser's records that relate to the subject matter of this Section 6.10 may be examined once per calendar year in Los Angeles, California on reasonable notice and during normal business hours by an independent auditor selected by the Sellers' Designee and paid for by R. Popeil. If any such examination reveals that Purchaser owes R. Popeil or his designee(s) additional amounts under this Section 6.10, Purchaser shall: (a) immediately pay R. Popeil or his designee(s) such delinquent amounts; and (b) pay to R. Popeil or his designee(s) interest on the overdue amounts calculated at a rate equal to the lesser of 10% per annum or the maximum rate allowed by applicable Legal Rules. Notwithstanding anything herein to the contrary, if the actual aggregate amounts paid by Purchaser or RIM to R. Popeil or his designee(s) over the entire audited period are less than ninety percent (90%) of those amounts owed for the period as determined by the independent auditor selected by the Sellers' Designee, Purchaser shall pay to R. Popeil, upon demand therefor, an amount equal to the costs of the audit.

                  (F) Promptly after the Closing, Purchaser or RIM, as
            applicable, shall, at its sole cost and expense, determine, as of the earlier of the date as of which the Notes have been fully paid or the date that is 30 months after the Closing Date, the amount by which (1) the aggregate interest that would have been payable by Purchaser or RIM, as applicable, under the Notes had all payments under such Notes been applied first to accrued but unpaid interest and then to outstanding principal from inception through the date that is 30 months after the Closing Date exceeds (2) the actual aggregate interest paid by Purchaser and/or RIM under the Notes through the earlier of the repayment of outstanding principal of such Notes and all interest accrued thereon or the date that is 30 months after the Closing Date (such excess, as finally agreed by Purchaser or RIM, on the one hand, and R. Popeil, on the other hand, the "Actual Interest Differential"). If the Actual Interest Differential exceeds the Estimated Interest Differential, then Purchaser or RIM, as applicable, shall, not later than fifteen (15) calendar days after the earlier of the date that the Notes have been paid in full or the stated maturity date of the Notes, pay R. Popeil the amount of such excess. If the Estimated Interest Differential exceeds the Actual Interest Differential, then R. Popeil shall, not later than fifteen (15) calendar days after the earlier of the date that the Notes have been paid in full or the stated maturity date of the Notes, pay Purchaser or RIM, as applicable, the amount of that excess. Purchaser and RIM, on the one hand, and the Sellers' Designee and R. Popeil, on the other hand, shall work together in good faith to promptly resolve any disagreements with respect to the calculations contemplated by this Section 6.10(F), and the Parties agree to refer to the Accounting Arbitrator any such disagreements that remain unresolved after fifteen (15) business days following R. Popeil's receipt of Purchaser's or RIM's initial determination of the Actual Interest Differential. If such referral to the Accounting Arbitrator is made, Purchaser or RIM, on the one hand, and R. Popeil, on the other hand, will each bear 50% of the costs and expenses of the Accounting Arbitrator.

                  (G) For the sake of clarification, it is agreed that no
            amounts payable to R. Popeil or any of his designees under this
            Section 6.10 shall be applied against amounts due under the Notes.

      6.11 Product Liability Insurance. At all times after the Closing and until the later of (i) the fourth anniversary of the last date on which R. Popeil or any of his designees makes a personal appearance to promote the sale of any products manufactured by or on behalf of Purchaser or RIM or (ii) the seventh
(7th) anniversary of the Closing Date, each of Purchaser and RIM shall maintain in full force and effect a policy or policies of product, general liability and errors and omissions insurance policies with combined limits of not less than $10,000,000 and issued by reputable insurers with A.M. Best (or equivalent) ratings, which policies shall name each of R. Popeil, L. Popeil, S. Popeil and Alan L. Backus as additional insured Persons.

      6.12 Termination of Selected Agreements. Beginning promptly after the date hereof, Sellers shall use commercially reasonable efforts to enter into written termination agreements, which are reasonably satisfactory to Purchaser, with respect to the Selected Agreements, so as to cause to be expeditiously satisfied the conditions to Purchaser's obligation to effect the Closing stated in Section 7.2(J).

      6.13 Consent of Additional Lenders. Purchaser shall not (and shall not cause or permit RIM to) (a) refinance any amount borrowed from the Purchase Money Lenders that are granted, upon the Closing, a security interest in any of the Intellectual Property that is the subject of the Trademark Co-Existence Agreement or any Intellectual Property or other assets (limited to only those assets that the R. Popeil can acquire from the Purchaser or its Affiliates under the New Product Development Agreement upon an event of default under the Notes, such as tooling, equipment and infomercials) that relate to any products acquired by Purchaser under the New Product Development Agreement (the "Secured Assets") or (b) encumber the Secured Assets with any further borrowings, unless such lenders providing the refinancing or any new financing (the "Additional Lenders") have entered into a written agreement with R. Popeil, Purchaser and

RIM pursuant to which such Additional Lenders consent to the rights of R. Popeil and the obligations of Purchaser and/or RIM under the Trademark Co-Existence Agreement and the New Product Development Agreement (including, without limitation, such rights and obligations upon the occurrence of an event of default under the Notes), which written agreement includes such terms and conditions as are reasonably acceptable to R. Popeil.

                                   ARTICLE 7

                              CONDITIONS PRECEDENT

      7.1 Conditions to Obligations of All Parties. The obligations of each Party to this Agreement to effect the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by both Purchaser and Sellers:

                  (A) Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

                  (B) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated hereby shall have been issued by any court with jurisdiction and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of Sellers or Purchaser has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each Party agrees to use all commercially reasonable efforts to have any such injunction lifted.

                  (C) Statutes. No statute, rule or regulation shall have` been enacted by the government of the United States or any state, province or agency thereof which would (i) make the consummation of the transactions contemplated hereby illegal, (ii) prohibit Purchaser's ownership or operation of all or a material portion of the Business or Included Assets or compel Purchaser to dispose of or hold separate all or a material portion of the Business or Included Assets or its existing business or assets as a result of this Agreement or (iii) render the Parties unable to consummate the transactions contemplated hereby.

      7.2 Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following additional conditions unless waived by Purchaser:

                  (A) Representations and Warranties. The representations and warranties of Sellers set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except for such representations and warranties herein that are made as of a different date, in which case such representations and warranties will be true and correct in all material respects of such date, and Purchaser shall have received a certificate or certificates duly executed by an officer of each of Ronco, Popeil Inc. and RP to such effect.

                  (B) Performance of Obligations of Sellers and the Shareholder.
            Each Seller and the Shareholder shall have performed in all material respects all obligations required to be performed by each under this Agreement prior to the Closing Date (including, without limitation, by delivering all documents and instruments to be delivered by Sellers and the Shareholder pursuant to Section 1.8 of this Agreement), and Purchaser shall have received a certificate signed by an officer of each Seller that is an entity and the Shareholder to such effect.

                  (C) Due Diligence. Purchaser shall have completed its due
            diligence review of the Included Assets and the Business and operations of Ronco, Popeil Inc. and RP and the results of such due diligence shall be reasonably satisfactory to Purchaser. Purchaser shall notify Sellers in writing pursuant to Section 11.8 as promptly as practicable after its discovery of any fact, circumstance or condition that Purchaser believes constitutes a failure of the foregoing condition stated in this Section 7.2(C).

                  (D) Required Contractual Consents. There shall have been
            obtained by Sellers, in form and substance reasonably acceptable to Purchaser, the consents or approvals required in connection with the transactions contemplated hereby under any material contract listed on Schedule 7.2(D) to which Sellers (or any of them) are a party or that otherwise relate to the Included Assets.

                  (E) Material Adverse Changes. Since the date hereof, there shall not have occurred any Material Adverse Change with respect to Sellers or the Included Assets, in each case taken as a whole.

                  (F) Operative Agreements. The applicable Sellers and other parties other than Purchaser shall have duly executed and delivered the Operative Agreements.

                  (G) QVC Agreement. Ronco, Inc. shall, with QVC, Inc.'s written consent, have assigned to Purchaser or RIM the QVC Agreement effective as of the Closing Date, which shall have been duly and appropriately amended to (i) clarify that the non-exclusive right granted to QVC, Inc. pursuant to Section 1(b) of the QVC Agreement to use "means and media other than Direct Response Television Programs" to promote the products covered by the QVC Agreement does not include the right to promote the products through any mass retailer distribution channels such as Wal-Mart or Target Stores and
            (ii) provide that the obligation of Purchaser or RIM, as applicable, under Section 4(a) of the QVC Agreement to cause the Spokespeople (as defined in the QVC Agreement) to make at least 10 program appearances shall terminate not later than the earliest of (1) the termination of the QVC Agreement as amended as contemplated hereby,
            (2) the termination of the Consulting Services and Personal Appearance Agreement to be entered into as of the Closing between the Purchaser and R. Popeil or (3) the third anniversary of the Closing Date. Notwithstanding the foregoing, the Parties agree that if the assignment and amendment of the QVC Agreement described in the immediately preceding sentence is not effected by the Closing Date (the "QVC Date"), the Parties shall work in good faith to implement an alternative arrangement by which the Parties receive the economic and other benefits from the QVC Agreement as contemplated by the first sentence of this Section 7.2(G) and
            Section 6.10 hereof, it being understood and agreed that the implementation of such alternative arrangement to the reasonable satisfaction of Purchaser and Sellers shall constitute satisfaction of the condition stated in this Section 7.2(G) for all purposes of this Agreement. The parties agree that if the QVC Agreement is amended and assigned as contemplated by the first sentence of this
            Section 7.2(G), then (x) Schedule 1.1(C) hereto shall be deemed amended to add the QVC Agreement as so amended and (y) Schedule 1.3(A) shall be deemed amended to include, as an additional Assumed Liability, any and all liabilities and obligations under the QVC Agreement, as amended (other than any such obligations of R. Popeil as a spokesperson thereunder).

                  (H) Assignment of Intellectual Property to Sellers. Purchaser
            shall have received documentation reasonably satisfactory to Purchaser evidencing the transfer and assignment from Advantage Partners, LLC to Sellers of all Intellectual Property included among the Included Assets, and such documentation shall have been duly recorded with the U.S. Patent and Trademark Office.

                  (I) QC Amendment. Purchaser and Sellers shall have entered into a written amendment to this Agreement (the "QC Amendment") providing for an additional schedule of per unit QC Payments to be made by Purchaser to Sellers in respect of products to be sold by or on behalf of Purchaser or its Affiliates through retail distribution channels. In addition to such terms and conditions as Purchaser and Sellers may mutually agree upon as contemplated by Section 4.11, such written amendment shall provide that these QC Payments shall be payable in addition to any QC Payments payable to Sellers pursuant to Section 1.7 and shall be applied to amounts outstanding under the Notes in the same manner as the Notes provide with respect to the QC Payments payable pursuant to Section 1.7.

                  (J) Termination of Selected Agreements. The applicable Sellers shall have agreed in writing with the other party or parties thereto to terminate the agreements to which such Seller or Sellers is or are a party as of or prior to the Closing and that are identified on
            Schedule 7.2(J) (such agreements, the "Selected Agreements"), and Purchaser shall have received true, correct and complete copies of such written termination agreements, which shall be reasonably satisfactory to Purchaser. Additionally, Purchaser shall have received evidence, reasonably satisfactory to Purchaser, that any and all Liens on Included Assets granted by any Seller in connection with the Mellon Loan Agreement (which is included among the Selected Agreements to be terminated pursuant to this Section 7.2(J)) shall have been terminated and released of record.

      7.3 Conditions to Obligations of Sellers. The obligations of Sellers to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following additional conditions unless waived by Sellers:

                  (A) Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except for such representations and warranties herein that are made as of a different date, in which case such representations and warranties will be true and correct in all material respects of such date, and Sellers shall have received a certificate duly executed by an officer of Purchaser to such effect.

                  (B) Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date (including, without limitation, by delivering all documents and instruments to be delivered by Purchaser pursuant to Section 1.8 of this Agreement), and Sellers shall have received a certificate duly executed by an officer of Purchaser to such effect.

                  (C) Material Adverse Changes. Since the date hereof, there shall not have occurred any Material Adverse Change with respect to Purchaser.

                  (D) Letter of Credit. Purchaser shall have secured, for the benefit of Sellers and to secure the full and timely payment of obligations due from Purchaser to Sellers pursuant to Section 1.7 and the Notes, a standby letter of credit issued by a U.S. banking institution acceptable to Sellers in the face amount of at least $250,000, with a maturity date not earlier than 30 days after the maturity date of the Notes and otherwise including such terms and conditions as are reasonably satisfactory to Sellers (the "Letter of Credit"), and Purchaser shall have delivered the Letter of Credit to Sellers.

                  (E) Operative Agreements. Purchaser and/or RIM, as applicable, shall have duly executed and delivered to Sellers each of the Operative Agreements to which any Seller is a party.

                  (F) QVC Agreement. Ronco, Inc. shall, with QVC, Inc.'s written consent, have assigned to Purchaser or RIM the QVC Agreement effective as of the Closing Date, which shall have been duly and appropriately amended to (i) clarify that the non-exclusive right granted to QVC, Inc. pursuant to Section 1(b) of the QVC Agreement to use "means and media other than Direct Response Television Programs" to promote the products covered by the QVC Agreement does not include the right to promote the products through any mass retailer distribution channels such as Wal-Mart or Target Stores and
            (ii) provide that the obligation of Purchaser or RIM, as applicable, under Section 4(a) of the QVC Agreement to cause the Spokespeople (as defined in the QVC Agreement) to make at least 10 program appearances shall terminate not later than the earliest of (1) the termination of the QVC Agreement as amended as contemplated hereby,
            (2) the termination of the Consulting Services and Personal Appearance Agreement to be entered into as of the Closing between the Purchaser and R. Popeil or (3) the third anniversary of the Closing Date. Notwithstanding the foregoing, the Parties agree that if the assignment and amendment of the QVC Agreement described in the immediately preceding sentence is not effected by the QVC Date, the Parties shall work in good faith to implement an alternative arrangement by which the Parties receive the economic and other benefits from the QVC Agreement as contemplated by the first sentence of this Section 7.3(F) and Section 6.10 hereof, it being understood and agreed that the implementation of such alternative arrangement to the reasonable satisfaction of Purchaser and Sellers shall constitute satisfaction of the condition stated in this
            Section 7.3(F) for all purposes of this Agreement.

                  (G) Consent of Purchaser Money Lenders. Any and all Purchase
            Money Lenders that are to be granted, upon the Closing, a security interest in any of the Intellectual Property that is the subject of the Trademark Co-Existence Agreement or any Intellectual Property or other assets (limited to only those assets that the R. Popeil can acquire from the Purchaser or its Affiliates under the New Product Development Agreement upon an event of default under the Notes, such as tooling, equipment and infomercials) that relate to any products acquired by Purchaser under the New Product Development Agreement shall have entered into a written agreement with R. Popeil, Purchaser and RIM pursuant to which such Purchase Money Lenders consent to the rights of R. Popeil and the obligations of Purchaser and/or RIM under the Trademark Co-Existence Agreement and the New Product Development Agreement (including, without limitation, such rights and obligations upon the occurrence of an event of default under the Notes), which written agreement includes such terms and conditions as are reasonably acceptable to R. Popeil (it being agreed that it shall be acceptable to R. Popeil that such Purchase Money Lender(s) may require as a condition to its/their consent to such remedies that such Purchase Money Lender(s) receive(s) a payment or prepayment (as applicable) of amounts due by Purchaser or RIM to such Purchase Money Lender(s) in an aggregate amount equal to not more than the Acquisition Amount (as such term is defined in the Product Development Agreement)).

                  (H) QC Amendment. Purchaser and Sellers shall have entered into a written amendment to this Agreement (the "QC Amendment") providing for an additional schedule of per unit QC Payments to be made by Purchaser to Sellers in respect of products to be sold by or on behalf of Purchaser or its Affiliates through retail distribution channels. In addition to such terms and conditions as Purchaser and

            Sellers may mutually agree upon as contemplated by Section 4.11, such written amendment shall provide that these QC Payments shall be payable in addition to any QC Payments payable to Sellers pursuant to Section 1.7 and shall be applied to amounts outstanding under the Notes in the same manner as the Notes provide with respect to the QC Payments payable pursuant to Section 1.7.

                                   ARTICLE 8

                          SURVIVAL AND INDEMNIFICATION

      8.1 Survival. Each of the representations and warranties of each of Purchaser, on the one hand, and Sellers, on the other hand, contained in this Agreement (including those made in the Exhibits and Schedules hereto) and any other document or certificate delivered pursuant to this Agreement shall expire on the date that is 18 months after the Closing Date.

      8.2 Indemnification by Sellers. On and after the Closing Date, R. Popeil, the Shareholder, Ronco, Popeil Inc. and RP (collectively, for purposes of this Article 8, the "Indemnifying Sellers") shall, jointly and severally, defend, indemnify and hold harmless Purchaser and its Affiliates and their respective officers, directors, employees, agents, successors and assigns (collectively, "Purchaser Indemnified Persons"), and shall reimburse Purchaser Indemnified Persons, for, from and against all Losses imposed on or incurred by Purchaser Indemnified Persons resulting from or arising out of (i) any breach of any representation, warranty, covenant or agreement of Sellers or the Shareholder under this Agreement, the Operative Agreements to which any Sellers are a party, or any certificate or other document delivered or to be delivered pursuant hereto or thereto, (ii) the Retained Liabilities or (iii) the Excluded Assets.

      8.3 Indemnification by Purchaser. On and after the Closing Date, Purchaser shall defend, indemnify and hold harmless Sellers, each of their respective Affiliates and each respective Affiliate of their respective Affiliates, officers, directors, employees, agents, successors and assigns (collectively, "Seller Indemnified Persons"), and shall reimburse the Seller Indemnified Persons for, from and against all Losses imposed on or incurred by the Seller Indemnified Persons resulting from or arising out of (i) any breach of any representation, warranty, covenant or agreement of Purchaser under this Agreement, the Operative Agreements to which Purchaser is a party, or any certificate or other document delivered or to be delivered pursuant hereto or thereto, (ii) the Assumed Liabilities or (iii) Purchaser's use, operation of or exploitation of any of the Included Assets or conduct of the Business on or after the Closing.

      8.4 Limitations.

                  (A) Indemnification Cap. Notwithstanding any other contrary provision in this Agreement, except with respect to claims for fraud, no Indemnifying Seller shall be liable for indemnification obligations pursuant to this Article 8 if the payment of such indemnification would, when added to all amounts previously paid by the Indemnifying Sellers pursuant to this Article 8 (after the deductible provided in Section 8.4(C) has been exceeded), exceed, in the aggregate, One Million Dollars ($1,000,000).

                  (B) Purchaser's Indemnification Cap. Notwithstanding any other contrary provision in this Agreement, except with respect to claims for fraud, Purchaser shall not be obligated to pay any indemnification obligation pursuant to this Article 8 if such payment would, when added to all amounts previously paid by Purchaser pursuant to this Article 8 (after the deductible provided in Section 8.4(C) has been exceeded), exceed One Million Dollars ($1,000,000).

                  (C) Deductible. Notwithstanding any other contrary provision in this Agreement, only when Losses for which indemnification is sought against a party to this Agreement (the "Indemnifying Person") totaling Twenty-Five Thousand Dollars ($25,000) have been incurred (and set forth in a Certificate) by the other party (the "Indemnified Person") may such Indemnified Person make any claim, demand or request to Indemnifying Person for payments pursuant to this Article 8, and in such case the Indemnified Person, subject to making a valid claim pursuant to this Article 8, shall be entitled to indemnification for the full amount of the Losses, subject to the cap in Section 8.1(A) or Section 8.1(B), as applicable, after deducting Twenty-Five Thousand Dollars ($25,000).

                  (D) Adjustment Amounts. Indemnifying Sellers shall not be
            obligated to pay any indemnification obligation pursuant to this
            Article 8 in respect of any Loss to the extent such Loss is reflected in or accounted for in the determination of the Ronco Adjustment Amount, the Popeil Inc. Adjustment Amount and/or the RP Adjustment Amount, calculated in accordance with Section 1.6.

                  (E) Offset. Notwithstanding Section 8.2 or any other provision of this Agreement to the contrary, if an Indemnifying Seller is required to pay an indemnification obligation to Purchaser pursuant to this Article 8 at a time when any amount remains due and payable under Purchaser's Note to such Seller, then Purchaser shall be obligated first to offset such Seller's indemnification obligation to Purchaser against amounts owed by Purchaser to such Seller under such Seller's Note (with the amount of such offset first applied to outstanding fees or expenses due under such Note, then to outstanding and accrued interest thereunder, and then to any outstanding and unpaid principal thereunder). (In the case of any such offset, the applicable Seller or Sellers shall promptly deliver to Purchaser a copy of such Seller's Note, duly notated to reflect such offset, with such notation duly acknowledged and initialed by an authorized signatory of such Seller.) Any indemnification amount that remains outstanding after any such offset shall be payable by such Seller, subject to all of the limitations, conditions and other provisions of this Article 8.

      8.5 Remedies. Except as provided in Section 11.15, Purchaser, on the one hand, and Sellers, on the other hand, agree that their sole and exclusive remedy in respect of the breach by the other party of any representation or warranty of such party in Article 2 or 3, as applicable (except in respect of claims for fraud), shall be the right to obtain indemnification as provided herein, and all other rights and remedies of any kind or nature are hereby expressly and forever waived and released. In furtherance of the foregoing, each of the parties hereto expressly waives any and all rights and benefits conferred upon such party by the provisions of Section 1542 of the California Civil Code and expressly consents that the waiver and release provided in the immediately preceding sentence shall be given full force and effect according to its express terms and provisions, including, without limitation, as to claims, demands and causes of action that are unknown and unsuspected. Section 1542 provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." The parties acknowledge and agree that the foregoing sole remedy and waiver and release provisions shall (i) not apply to claims, demands or causes of action in respect of any breach or breaches by any party of its covenants or agreements stated in this Agreement (it being understood and agreed that the parties hereto shall not be limited to indemnification rights pursuant to this Agreement in respect of the breach by any other party or parties of such party's or parties' covenants or agreements stated in this Agreement, but rather shall be entitled to all rights or remedies under applicable Legal Rules with respect to any such breach or breaches (i.e., breaches of covenants or agreements hereunder)), (ii) not apply to claims, demands or causes of action based on fraud and (iii) be subject to the provisions of Section 11.15.

      8.6 Indemnification Procedures.

                  (A) Certificate. After the incurrence of a Loss or Losses by an Indemnified Person, including, without limitation, any claim by a third party described in Section 8.6(D), which might give rise to indemnification under this Agreement, the Indemnified Person shall deliver to an the Indemnifying Person a certificate (the "Certificate"), which Certificate shall:

            (i) state that the Indemnified Person has paid or properly accrued Losses, or anticipates that it shall incur liability for Losses; and

            (ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation or breach of warranty or to which each such item is related and the computation of the amount to which such Indemnified Person claims to be entitled.

                  (B) Denial of Obligation to Indemnify. In case the
            Indemnifying Person shall object to the indemnification of an Indemnified Person in respect of any claim or claims specified in any Certificate, the Indemnifying Person shall, within thirty (30) days after receipt by the Indemnifying Person of such Certificate, deliver to the Indemnified Person a written notice to such effect. The Indemnifying Person and the Indemnified Person shall, within the fifteen (15) day period beginning on the date of receipt by the Indemnified Person of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Person shall have so objected. If the Indemnified Person and the Indemnifying Person succeed in reaching agreement on their respective rights with respect to any such claims, the Indemnified Person and the Indemnifying Person shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Person and the Indemnifying Person be unable to agree as to any particular item or items or amount or amounts, then the Indemnified Person and the Indemnifying Person shall immediately proceed to arbitration pursuant to Section 11.10.

                  (C) Third Party Claims. After receipt by an Indemnified Person of notice of any claim or the commencement of any action by any third party, the Indemnified Person shall, if a claim is to be made by it under this Article 8, notify the Indemnifying Person in writing of the claim or the commencement of that action. If any such claim or action shall be brought against an Indemnified Person, and it shall notify the Indemnifying Person, the Indemnifying Person shall have the right to assume the defense of such claim or action with counsel reasonably satisfactory to the Indemnified Person.

      If the Indemnifying Person assumes the defense of such claim or action, the Indemnifying Person shall not be liable to the Indemnified Person under this
Article 8, for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense after such assumption by the Indemnifying Person, other than reasonable costs of investigation; provided, however, any Indemnified Person shall have the right to employ separate counsel in any such claim or action and to participate in the defense but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the employment has been specifically authorized by the Indemnifying Person in writing, (ii) such Indemnified Person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Person and in the reasonable judgment of such counsel it is advisable for such Indemnified Person to employ separate counsel or (iii) the Indemnifying Person has failed to assume the defense of such claim or action and employ counsel reasonably satisfactory to the Indemnified Person, in which case, if such Indemnified Person notifies the Indemnifying Person in writing that it elects to employ separate counsel at the expense of the Indemnifying Person, the Indemnifying Person shall not have the right to assume the defense of such claim or action on behalf of such Indemnified Person, it being understood, however, that the Indemnifying Person shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties.

      Each Indemnified Person, as a condition of the indemnity agreements contained herein, shall use its reasonable best efforts to cooperate with the Indemnifying Person in the defense of any such claim or action. The Indemnifying Person shall not be liable for any settlement of any such claim or action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment in favor of the plaintiff in any such claim or action, the Indemnifying Person agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement or judgment.

                  (D) Agreed Claims. Claims for Losses specified in any
            Certificate to which an Indemnifying Person shall not object in writing within thirty (30) days of receipt of such Certificate, claims for Losses covered by a memorandum of agreement of the nature described in Section 8.6(C) of this Agreement, claims for Losses the validity and amount of which have been the subject of final judicial determination or settlement as contemplated by Section 8.6(D) of this Agreement are collectively referred to as "Agreed Claims". Within ten (10) days of the determination of the amount of any Agreed Claim for which the Indemnified Person is entitled to indemnification under this Agreement, the Indemnifying Person shall pay the Indemnified Person an amount equal to the Agreed Claim by wire transfer in immediately available funds to the bank account or accounts designated in writing by the Indemnified Person not less than two days prior to such payment.

                  (E) Subrogation of Indemnifying Person. If the Indemnified
            Person receives payment or other indemnification from an Indemnifying Person, the Indemnifying Person shall be subrogated to the extent of such payment or indemnification to all rights in respect of the subject matter of such claim to which the Indemnified Person may be entitled, to institute appropriate action for recovery, and the Indemnified Person agrees reasonably to assist and cooperate with the Indemnifying Person at no expense to the Indemnified Person in enforcing such rights.

                  (F) The Parties hereby agree that the Sellers' Designee is hereby authorized to act on behalf of the Indemnifying Sellers for all purposes of this Article 8, including, without limitation, for the purposes of asserting or receiving on behalf of Sellers any indemnification claims hereunder and coordinating the negotiation, defense, compromise or settlement of any such claims. In furtherance of the foregoing, Purchaser agrees to deliver any and all Certificates or other notices required or permitted to be delivered by Purchaser under this Article 8 to the Sellers' Designee and to deal exclusively with the Sellers' Designee with respect to any indemnification claims hereunder.

                                   ARTICLE 9

                                   TERMINATION

      9.1 Termination. Notwithstanding any contrary provision hereof, this Agreement may be terminated by written notice given prior to or at the Closing:

                  (A) by mutual written consent of Purchaser, on the one hand, and Sellers and the Shareholder, on the other hand;

                  (B) by Purchaser if Sellers (or any of them) shall, despite the satisfaction of the conditions to Sellers' obligations to consummate the transactions contemplated hereby (including, without limitation, any mutual conditions stated in Section 7.1), fail or refuse to consummate the transactions contemplated hereby;

                  (C) by any Seller if Purchaser shall, despite the satisfaction of the conditions to Purchaser's obligation to consummate the transactions contemplated hereby (including, without limitation, any mutual conditions stated in Section 7.1), fail or refuse to consummate the transactions contemplated hereby;

                  (D) by Purchaser if the results of its due diligence review contemplated by Section 5.1 are not reasonably satisfactory to Purchaser (and Purchaser would not also be permitted to terminate this Agreement pursuant to Section 9.1(E));

                  (E) by Purchaser, if Sellers (or any of them) shall breach any of their representations, warranties or obligations hereunder and such breach, individually or together with all other such breaches, has caused or constitutes a Material Adverse Effect with respect to Ronco, Popeil Inc. or RP or the Included Assets, in each case taken as a whole, and shall not have been cured such that no Material Adverse Effect is continuing or waived and such Sellers shall not have provided reasonable assurance that such breach shall be cured such that no Material Adverse Effect shall be continuing as of the Closing Date;

                  (F) by Purchaser, on the one hand, or any Seller, on the other hand, if the transactions contemplated hereby shall not have been consummated, other than through failure of the Party seeking to terminate this Agreement pursuant to this Section 9.1(F) to fulfill its obligations hereunder, on or before January 18th (the "Termination Date"). (For the sake of clarification, if the consummation of the transactions contemplated hereby shall not have occurred on or before the Termination Date as a result of the failure of Purchaser's closing condition stated in Section 7.2(C) to be satisfied, such failure shall not, of itself, constitute a failure of Sellers (or any of them) to fulfill their obligations hereunder.);

                  (G) by Sellers, if Purchaser shall breach any of its
            representations, warranties or obligations hereunder and such breach, individually or together with all other such breaches, has caused or constitutes a Material Adverse Effect with respect to Purchaser and shall not have been cured such that no Material Adverse Effect is continuing or waived and Purchaser shall not have provided reasonable assurance that such breach shall be cured such that no Material Adverse Effect shall be continuing as of the Closing Date;

                  (H) by either Purchaser, on the one hand, or any Seller, on the other hand, if any Governmental Entity takes any action or enacts, promulgates or issues or deems applicable to the transactions contemplated hereby any statute, rule, regulation or order which would make consummation of the transactions contemplated hereby illegal;

                  (I) by any Seller upon receipt of a written notice from
            Purchaser pursuant to Section 7.2(C) (so long as Purchaser is not entitled to terminate this Agreement pursuant to Section 9.1(E) as a result of the matter or matters specified in such notice);

                  (J) by Purchaser, if at any time after the date hereof there has occurred a Material Adverse Change with respect to any of the Sellers; and

                  (K) by any Seller, if at any time after the date hereof a
            Material Adverse Change has occurred with respect to the Purchaser.

      9.2 Effect of Termination. In the event of termination of this Agreement by Sellers (or any of them), on the one hand, or Purchaser, on the other hand, as provided in Section 9.1, this Agreement shall forthwith become void and, notwithstanding any contrary provision hereof, there shall be no liability or obligation whatsoever on the part of the Parties or their respective officers, directors, employees or Affiliates except (i) the obligations set forth in Sections 11.10 (Dispute Resolution) and 11.11 (Expenses and Attorneys' Fees) and
(ii) the Deposit shall be distributed pursuant to the terms of this Agreement and the Escrow Agreement. Purchaser agrees that its sole remedy in respect of any breach by Sellers of Sellers' representations and warranties stated herein shall be (1) to terminate this Agreement and receive the Deposit from the Escrow Agent pursuant to this Agreement and the Escrow Agreement, if the Closing shall not have occurred or (2) to receive indemnification pursuant to this Agreement if the Closing has occurred. Sellers agree that their sole remedy in respect of any breach by Purchaser of Purchaser's representations and warranties stated herein shall be (1) to terminate this Agreement and receive the Deposit from the Escrow Agent pursuant to this Agreement and the Escrow Agreement, if the Closing shall not have occurred or (2) to receive indemnification pursuant to this Agreement if the Closing has occurred. In the event this Agreement is terminated pursuant to Section 9.1, Purchaser (a) shall promptly (but in no event later than 10 calendar days after such termination) take all necessary or appropriate steps to cause the corporate name of Purchaser and RIM to be changed in the official records of the Secretary of State (or comparable Governmental Entity) of the applicable jurisdiction to delete any references to the name "Ronco" and
(b) shall not thereafter cause or permit the use of the name "Ronco" or any other Mark of Sellers in Purchaser's corporate name or that of RIM or any other Affiliate of Purchaser or RIM or otherwise use any Intellectual Property of any Seller without the express written consent of such Seller.

                                   ARTICLE 10

                                   DEFINITIONS

      10.1 Definitions. As used in this Agreement, the following defined terms have the meanings indicated below:

      "Accounting Arbitrator" has the meaning set forth in Section 1.6(E).

      "Accounts Receivable" has the meaning set forth in Section 1.1(H).

      "Acquisition Transaction" has the meaning set forth in Section 4.2.

      "Actual Interest Differential" has the meaning set forth in Section
      6.10(F).


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

            "Adjustment Determination" has the meaning set forth in Section 1.6(A).

            "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

            "Agreed Claims" has the meaning set forth in Section 8.6(D).

            "Agreement" has the meaning set forth in the introductory paragraph.

            "Acquired Intellectual Property" has the meaning set forth in
Section 1.1(D).

            "Additional Cash" means the difference between $15,000,000 and the sum of (a) the Estimated Combined NCOAV and (b) the Included Cash.

            "Additional Lenders" has the meaning set forth in Section 6.13.

            "Assignment and Assumption Agreement" means the assignment and assumption agreement to be entered into as of the Closing by and among Purchaser and Sellers, pursuant to which Sellers will assign and transfer to Purchaser, and Purchaser will assume from Sellers, (i) all intangible assets included among the Included Assets and (ii) the Assumed Liabilities, in form and substance reasonably satisfactory to Purchaser and Sellers.

            "Assumed Liabilities" has the meaning set forth in Section 1.2.

            "Audited Financial Statements" has the meaning set forth in Section 2.4.

            "Base Purchase Price" has the meaning set forth in Section 1.5.

            "Base Purchase Price Component" has the meaning set forth in Section 1.5(C)(i).

            "Bill of Sale" means the bill of sale to be entered into as of the Closing among Purchaser and Sellers, pursuant to which Sellers will transfer, assign and convey to Purchaser, and Purchaser will accept and assume from Sellers, all Included Assets that are not the subject of the Assignment and Assumption Agreement, in form and substance reasonably satisfactory to Purchaser and Sellers.

            "Books and Records" means, except as provided in Section 6.2 or described on Schedule 1.2, all files, documents, instruments, papers, books and records relating to the Included Assets, including, without limitation, budgets, pricing guidelines, ledgers, journals, deeds, title policies, Contracts, Licenses, customer lists, all information relating to customers or visitors to any web sites owned or operated by Sellers, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

            "Business" has the meaning set forth in the Recitals.

            "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

            "Certificate" has the meaning set forth in Section 8.6(A).

            "Closing" and "Closing Date" have the meanings set forth in Section 1.8.

            "COBRA" has the meaning set forth in Section 6.5(B).

            "Combined NCOAV" means the sum of the Popeil Inc. Net Current and Other Asset Value, the Ronco Net Current and Other Asset Value and the RP Net Current and Other Asset Value.

            "Consent Fee" has the meaning set forth in Section 7.3(G).

            "Consulting Agreements" means the Consulting Services and Personal Appearance Agreement to be entered into as of the Closing between the Purchaser and R. Popeil and the Consulting Agreement between Purchaser and Alan Backus, in each case containing such terms and conditions as set forth on Exhibits B and D, respectively, and such other terms and conditions (not inconsistent with those set forth on such Exhibits) as the parties may mutually agree upon.

            "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

            "Deposit" has the meaning set forth in Section 1.4.

            "Direct Response Television Programs" has the meaning set forth in
Section 6.10(A).

            "ERISA" means the federal Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Agent" means Adams, Schwartz and Landau, LLP.

            "Escrow Agreement" means the Escrow Agreement, dated October 15, 2004, among Sellers, Purchaser and the Escrow Agent, in the form attached as Exhibit A.

            "Estimated Combined NCOAV" means the sum of the Estimated Popeil Inc. NCOAV, Estimated Ronco NCOAV and Estimated RP NCOAV.

            "Estimated Interest Differential" has the meaning set forth in
Section 6.10(C).

            "Estimated Popeil Inc. NCOAV" has the meaning set forth in Section 1.5(D).

            "Estimated Ronco NCOAV" has the meaning set forth in Section 1.5(D).

            "Estimated RP NCOAV" has the meaning set forth in Section 1.5(D).

            "Excluded Assets" has the meaning set forth in Section 1.2.

            "Family Group" means, with respect to any individual, such individual's spouse and descendants (whether natural or adopted).

            "GAAP" means United States generally accepted accounting principles.

            "Governmental Entity" means any nation or government, any state, province or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Gross Proceeds" has the meaning set forth in Section 6.10(B).

            "Included Assets" has the meaning set forth in Section 1.1.

            "Included Cash" has the meaning set forth in Section 1.5(C).

            "Included Products" means those products, in each case to the extent currently owned and as currently or previously marketed by any of R. Popeil, Ronco, Popeil Inc. and/or RP, including, without limitation, the following:
Showtime Rotisseries (all three sizes); Six Star Plus Cutlery sets; Ronco Electric Food Dehydrators (both sizes); Popeil Pasta Makers (including sausage maker); Popeil Pocket Fisherman; GLH Hair Products; Solid Flavor Injector; Liquid Flavor Injector; Flip-It; Grip Spatula; Mr. Microphone; Door Saver; Inside the Egg Scrambler; and any accessories, companion products, spices, rubs, marinade and sauces in each case to the extent owned by any of R. Popeil, Ronco, Popeil Inc. and/or RP and as currently or previously sold under the Popeil or Ronco name; provided, however, that Included Products shall not include any products identified or described on Schedule 1.2.

            "Indebtedness" of any Person means all obligations of such Person
(i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

            "Indemnified Person" has the meaning set forth in Section 8.4(B).

            "Indemnifying Person" has the meaning set forth in Section 8.4(B).

            "Indemnifying Sellers" has the meaning set forth in Section 8.2.

            "Intellectual Property" means any patents, patent applications (pending or otherwise), industrial and intellectual property rights, copyrights (including, without limitation, copyrights in infomercials, artwork and/or computer software and/or firmware), unpublished works, inventions, formulas, recipes, designs, plans, blueprints, trade secrets, secret processes or other confidential information, know how, research and development findings, and any and all Marks.

                  "Inventory" has the meaning set forth in Section 1.1(J).

                  "IRS" means the United States Internal Revenue Service.

                  "K. Popeil" means Kathryn Popeil.

                  "knowledge of Sellers" (or phrases of similar import) means, with respect to any matter or matters, the current actual knowledge of Ronald M. Popeil, Alan L. Backus, Evan Warshawsky, Brian Adams and Gina Wallman, in each case with no independent investigation or inquiry regarding such matter or matters.

                  "Legal Rules" means the requirements of all laws, codes, statutes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses and authorizations of all Governmental Entities with jurisdiction.

                  "Letter of Credit" has the meaning set forth in Section
7.3(D).

                  "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental Entity.

                  "Liens" means all liens, mortgages, pledges, encumbrances, claims, options, purchase agreements, security agreements and interests, commission arrangements, title retention agreements, covenants, restrictions (other than restrictions that would not materially impair or affect the use or value of an asset) and adverse interests of any kind or nature whatsoever.

                  "Litigation" has the meaning set forth in Section 2.7.

                  "Loss" or "Losses" means any demand, claim, loss, liability, judgment and damage (and costs and expenses, including attorneys' fees, but only as provided in Section 11.11), but shall not include any special, incidental, consequential or punitive damages (including, without limitation, any damages based on lost profits or diminution of value or similar damages).

                  "L. Popeil" means Lauren Popeil.

                  "Marks" means all trade names, trademarks, service marks and logos and all related pending applications.

                  "Material Adverse Effect" and "Material Adverse Change," with respect to Purchaser, on the one hand, or to any Seller or Sellers, the Business or the Included Assets on the other hand, means (i) any effect on, or change in, the business of Purchaser or any of Ronco, Popeil Inc. or RP, the Business or the Included Assets, as the case may be, that is or is substantially likely to be materially adverse to the business, operations, properties, assets or financial condition of Purchaser, or to such Seller or Sellers, the Business or the Included Assets, as the case may be; and, in the case of Purchaser, Purchaser, or (ii) an event or circumstance that has or would have a significant likelihood of a material adverse effect on the ability of Purchaser, on the one hand, and any Seller, on the other hand, as the case may be, to perform their respective obligations under this Agreement and the agreements contemplated hereby.

            "Material Contracts" has the meaning set forth in Section 2.10.

            "Mellon Loan Agreement" means the Loan Agreement, dated August 2, 1999, between Mellon 1st Business Bank and R. Popeil, as amended.

            "NCOAV Component" has the meaning set forth in Section 1.5(C)(ii).

            "Note" or "Notes" has the meaning set forth in Section 1.5(C).

            "Objection Period" has the meaning set forth in Section 1.6(D).

            "Objections" has the meaning set forth in Section 1.6(D).

            "Operative Agreements" means, collectively, the Notes, the Security Agreement, the Escrow Agreement, the Consulting Agreements, the Assignment and Assumption Agreement, the Bill of Sale, the Product Development Agreement, Trademark Co-Existence Agreement and any other agreements to be entered into in connection with the transaction.

            "Party" means any party to this Agreement.

            "Person" means an individual, a sole proprietorship, a partnership, a corporation, a limited liability company, a limited liability partnership, an association, an institution, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity.

            "Personal Property Leases" has the meaning set forth in Section 1.1(B).

            "Popeil Inc." has the meaning set forth in the introductory paragraph.

            "Popeil Inc. Adjustment Amount" has the meaning set forth in Section 1.6(G).

            "Popeil Inc. Current and Other Assets" has the meaning set forth in
Section 1.6(G).

            "Popeil Inc. Current and Other Liabilities" has the meaning set forth in Section 1.6(G).

            "Popeil Inc. Net Current and Other Asset Value" has the meaning set forth in Section 1.6(G).

            "Product Development Agreement" means the product development agreement to be entered into as of the Closing between Purchaser and R. Popeil containing the material terms and conditions set forth in Exhibit F and such other terms and conditions (not inconsistent with those set forth on Exhibit F) as the parties may mutually agree upon.

            "Purchase Price" has the meaning set forth in Section 1.5.

            "Purchaser" has the meaning set forth in the introductory paragraph.

            "Purchase Closing Payment" has the meaning set forth in Section 1.5(A).

            "Purchaser Indemnified Persons" has the meaning set forth in Section 8.2.

            "Purchase Money Lender" means any Person providing debt financing at the Closing for Purchaser's payment of the Purchase Price.

            "QVC Agreement" means the Agreement, dated as of April 2, 2000, between QVC, Inc. and Ronco, Inc., a copy of which is attached as Exhibit J.

            "QC Amendment" has the meaning set forth in Section 7.3(H).

            "QVC Date" has the meaning set forth in Section 7.2(G).

            "QC Payments" has the meaning set forth in Section 1.7(A).

            "Real Property Leases" has the meaning set forth in Section 1.1(I).

            "Requested Party" and "Requesting Party" have the meanings set forth in Section 6.1.

            "Retained Liabilities" has the meaning set forth in Section 1.2(B).

            "RIM" has the meaning set forth in Section 6.6.

            "Ronco" has the meaning set forth in the introductory paragraph.

            "Ronco Adjustment Amount" has the meaning set forth in Section
1.6(F).

            "Ronco Current and Other Assets" has the meaning set forth in
Section 1.6(F).

            "Ronco Current and Other Liabilities" has the meaning set forth in
Section 1.6(F).

            "Ronco Net Current and Other Asset Value" has the meaning set forth in Section 1.6(F).

            "R. Popeil" has the meaning set forth in the introductory paragraph.

            "RP" has the meaning set forth in the introductory paragraph.

            "RP Adjustment Amount" has the meaning set forth in Section 1.6(H).

            "RP Current and Other Assets" has the meaning set forth in Section 1.6(H).

            "RP Current and Other Liabilities" has the meaning set forth in
Section 1.6(H).

            "RP Net Current and Other Asset Value" has the meaning set forth in
Section 1.6(H).

            "S. Popeil" means Shannon Popeil.

            "Secured Assets" has the meaning set forth in Section 6.13.

            "Selected Agreements" has the meaning set forth in Section 7.2(J).

            "Seller" and "Sellers" have the meanings set forth in the introductory paragraph.

            "Sellers' Designee" has the meaning set forth in Section 11.14.

            "Seller Indemnified Persons" has the meaning set forth in Section
8.3.

            "Shareholder" has the meaning set forth in the introductory paragraph.

            "Tax" and "Taxes" means (a) any Governmental Entity income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty, or additional amounts in respect of the foregoing, (b) any liability for the payment of any amounts of the type described in (a) as a result of being a member of a consolidated, combined, unitary or aggregate group for any Taxable period, and (c) any liability for the payment of any amounts of the type described in (a) or (b) as a result of being a transferee or successor to any person or as a result of any express or implied obligation to indemnify any other Person.

            "Tax Return" means any return, declaration, report, claim for refund, or information return or statement, including any schedule or attachment thereto, and including any amendment thereof filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

            "Termination Date" has the meaning set forth in Section 9.1(F).

            "Trademark Co-Existence Agreement" means the agreement to be entered into as of the Closing between Purchaser and R. Popeil containing the terms and conditions set forth on Exhibit G and such other terms and conditions (not inconsistent with those set forth on Exhibit G) as the parties may mutually agree upon.

            "Transferred Employee" has the meaning set forth in Section 6.5(A).

            "WARN Act" means the Federal Worker Adjustment and Retraining Notification Act.

            "Written Report" has the meaning set forth in Section 1.6(A).

      10.2 Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender;
(b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE 11

                                  MISCELLANEOUS

      11.1 Entire Understanding. This Agreement (including the Recitals, Schedules and Exhibits hereto) and the other agreements and instruments, the execution and delivery of which are provided for herein, constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof, and terminates and supersedes any and all prior agreements, arrangements and understandings, both oral and written, among the Parties concerning the subject matter hereof. Without limiting the foregoing, it is hereby acknowledged and agreed that none of Purchaser, the Shareholder nor any Seller is making any representations or warranties of any kind whatsoever except for those representations and warranties expressly set forth in this Agreement and/or the Operative Agreements.

      11.2 Waiver and Amendment. No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by Purchaser (by a duly authorized officer other than any former employee or direct or indirect owner of a Seller) on the hand and Sellers and the Shareholder on the other hand. No waiver, forbearance or failure by any Party of its right to enforce any provision of this Agreement shall constitute a waiver or estoppel of such Party's right to enforce any other provision of this Agreement or a continuing waiver by such Party of compliance with any provision.

      11.3 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

      11.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be original, but all of which together shall constitute one and the same instrument.

      11.5 Merger of Documents. This Agreement and all agreements and documents contemplated hereby constitute one agreement and are interdependent upon each other in all respects.

      11.6 Incorporation of Exhibits and Schedules. All Exhibits and Schedules hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

      11.7 Interpretation. The provisions of this Agreement are intended to be interpreted and construed in a manner so as to make such provisions valid, binding and enforceable. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or, if such provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner. Nothing in this Agreement shall be interpreted or construed as creating, expressly or by implication, a partnership, joint venture, agency relationship or employment relationship between the Parties or any of their respective officers, directors, agents, employees or representatives.

      11.8 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing addressed to the respective Parties at the addresses stated below or to such other changed addresses the Parties may have fixed by notice as provided herein and shall be deemed to have been delivered upon receipt:

            (a)   If to any Seller or the Shareholder:

                  Ronald M. Popeil
                  1672 Waynecrest Drive
                  Beverly Hills, CA 90210
                  Phone:  (310) 273-4411
                  Fax: (310) 273-4483

                  With a copy to:

                  Adams, Swartz & Landau L.L.P.
                  18321 Ventura Boulevard, Suite 920
                  Tarzana, CA 91356
                  Phone: (818) 705-4300
                  Fax:   (818) 705-4259

            (b)   If to Purchaser:

                  Ronco Marketing Corporation
                  Attention:  Barry J. Levien
                  1330 Avenue of the Americas
                  40th Floor
                  New York, NY 10019
                  Phone:  (212) 277-1113
                  Fax:  (800) 434-5134

                  and
                  Attn:  Richard Allen
                  3445 Twin Lake Ridge
                  Westlake Village, CA 91361
                  Phone: (818) 879-0774
                  Fax:  (800) 434-5134

                  With a copy to:

                  Gregg Berman, Esq.
                  Fulbright & Jaworski L.L.P.
                  666 Fifth Avenue
                  New York, NY 10103
                  Phone:  (212) 318-3000
                  Fax:  (212) 318-3400



      11.9 Successors and Assigns. This Agreement shall not be assigned or assignable by any Party without the prior written consent of the other Parties; except as otherwise provided in the last sentence of this Section 11.9. Subject to the preceding sentence, each term and provision of this Agreement shall be binding upon and enforceable against and inure to the benefit of any successors or assigns of Purchaser and any successors or assigns of Sellers and the Shareholder. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement. Notwithstanding the foregoing, if any Seller sells, transfers, assigns or otherwise disposes of any one or more of the Included Assets prior to the Closing as permitted in Section 4.3, (A) such transferee or assignee will also, to the extent of such transfer or assignment of Included Assets, be a transferee or assignee of such Seller's rights under this Agreement and must, concurrent with such transfer or assignment, agree in writing to be bound, as a Seller, hereby and (B) such Seller shall remain financially responsible for the performance by such transferee or assignee of such Seller's obligations hereunder.

      11.10 Dispute Resolution. Subject to the provisions of Section 1.6(E), any dispute arising out of or relating to this Agreement, or any Exhibit or Schedule hereto or any other agreement or certificate delivered pursuant to this

Agreement, or the breach, termination or validity hereof or thereof, including any dispute based in whole or in part on tort or other non-contractual principles of law, shall be resolved in the following manner:

                  (A) Any Party may give written notice to the other Parties of any dispute which has arisen. Any other Party may give notice within five (5) Business Days of receipt of the first notice of any additional dispute(s), all to the end that the Parties may be reasonably aware of the matters in dispute.

                  (B) The Parties to such dispute shall use all reasonable
            efforts to resolve the dispute through direct discussions within 30 days of the first written notice that there is such a dispute.

                  (C) If no amicable settlement is reached as a result of the procedure in subparagraph (B) hereof, the matter shall be fully and finally resolved by arbitration conducted expeditiously in Los Angeles, California. The arbitration shall be administered by Judicial Arbitration and Mediation Services ("JAMS") in its Los Angeles County office. The arbitrator shall be a retired superior court judge of the State of California affiliated with JAMS. Any action brought to enforce the provisions of this Section 11.10 shall be brought in the Los Angeles County Superior Court. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Agreement nor to grant any remedy which is either prohibited by the terms of this Agreement or not available in a court of law. Costs and reasonable attorneys' fees shall be awarded to the prevailing party. Nothing in this Section 11.10 shall preclude either party from bringing a court action seeking an order with respect to an equitable remedy such as injunctive relief, specific performance or any other equitable remedy that may be applicable under the circumstances.

                  (D) The dispute resolution proceedings contemplated by this provision shall be as confidential and private as permitted by law. To that end, the Parties shall not disclose the existence, content or results of any claims hereunder or proceedings conducted in accordance with this provision, and materials submitted in connection with such proceedings shall not be admissible in any other proceeding; provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award, and shall not bar disclosures required by law. The Parties agree that any decision or award resulting from proceedings in accordance with this dispute resolution provision shall have no preclusive effect in any other matter involving third parties.

      11.11 Expenses and Attorneys' Fees. Except as otherwise expressly set forth herein, Sellers and the Shareholder, on the one hand, and Purchaser, on the other hand, shall each pay their own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to any costs and expenses incurred in connection with due diligence and the fees, expenses and disbursements of their respective investment bankers, accountants and counsel. In the event of any arbitration or other action for the breach of this Agreement or misrepresentation by any Party, the prevailing Party shall be entitled to be awarded attorneys' fees, costs and expenses incurred in such arbitration or action.

      11.12 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflict of laws.

      11.13 Representation by Counsel. Each Party represents and agrees with the other, that it has been represented by independent counsel of its own choosing, that it has had the full right and opportunity to consult with such counsel that it availed itself of this right and opportunity, that such Party or its authorized officers have carefully read and fully understand this Agreement in its entirety that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that such Party or its authorized officer is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence

      11.14 Appointment of Sellers' Designee. Sellers hereby appoint Brian R. Adams as their representative and agent to act on their behalf for purposes of and as provided in Sections 1.4, 1.6, 1.7, 6.10, 6.13 and Article 8. Sellers may, from time to time upon written notice to Brian R. Adams (or any successor appointed hereunder) and Purchaser, remove Brian R. Adams (or any successor appointed hereunder) or appoint a new representative upon the death, incapacity, resignation or removal of Brian R. Adams (or any successor appointed hereunder). For all purposes of this Agreement, the "Sellers' Designee" shall refer to Brian
R. Adams or such successor Sellers' representative appointed pursuant to this
Section 11.14. Sellers authorize the Sellers' Designee to take any action and to make and deliver any document or instrument required or permitted to be made or delivered under any of Sections 1.4, 1.6, 1.7, 6.10, 6.13 or Article 8. Such authority of the Sellers' Designee includes the right to hire or retain, at the sole expense of Sellers, such counsel, accountants, representatives and other professional advisors as the Sellers' Designee determines in his sole and absolute discretion to be necessary, appropriate or advisable in order to perform his duties under Sections 1.4, 1.6, 1.7, 6.10, 6.13 or Article 8. Purchaser will have the right to rely upon any action taken by the Sellers' Designee pursuant to his appointment hereunder. Purchaser will have no liability to any Seller or otherwise arising out of the acts or omissions of the Sellers' Designee in his capacity as Sellers' representative hereunder. The Sellers' Designee shall not have any liability to any Seller for any action taken in good faith by him (after such consultation with Sellers as may be reasonable or appropriate under the circumstances) pursuant to his appointment hereunder. Sellers hereby agree jointly and severally to indemnify, defend and hold harmless the Sellers' Designee from and against any damages, costs, expenses, losses or liabilities (including, without limitation, any attorneys' fees and costs) of any kind that the Sellers' Designee may incur or sustain in connection with the performance in good faith of his duties hereunder. Without limiting the foregoing, Sellers agree to reimburse the Sellers' Designee, promptly upon his request therefor (together with reasonable supporting documentation), for all out-of-pocket costs and expenses incurred by or at the direction of the Sellers' Designee in connection with the performance of his duties hereunder. Brian R. Adams accepts the appointment made pursuant to this Section 11.14 and agrees to abide by the provisions of this Section 11.14.

      11.15 Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the covenants or agreements provided in this Agreement or any Operative

Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of such covenant or agreement and to enforce specifically this Agreement or such Operative Agreement and the terms and provisions hereof and thereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the Parties have each executed and delivered this Asset Purchase Agreement as of the date first above written.

                                    PURCHASER:

                                    RONCO MARKETING CORPORATION

                                  By:      /s/ Richard Allen
                                           ------------------------------
                                           Name:  Richard Allen
                                           Title: President and Chief Executive
                                                  Officer

                                  By:      /s/ Barry Levien
                                           ------------------------------
                                           Name:  Barry Levien
                                           Title: Secretary


                                  SELLERS:

                                  RONCO INVENTIONS, LLC

                                  By:      /s/ Gina Wallman
                                           ------------------------------
                                           Name:  Gina Wallman
                                           Title: Corporate Secretary


                                  POPEIL INVENTIONS, INC.

                                  By:      /s/ Gina Wallman
                                           ------------------------------
                                           Name:  Gina Wallman
                                           Title: Corporate Secretary


                                  R.P. PRODUCTIONS, INC.

                                  By:      /s/ Gina Wallman
                                           ------------------------------
                                           Name:  Gina Wallman
                                           Title: Corporate Secretary

                                    SHAREHOLDER:

                                    RMP FAMILY TRUST


                                    By: /s/ Gina Wallman
                                        ---------------------------------
                                        Gina Wallman, Co-Trustee


                                    RONALD M. POPEIL:
                                    ----------------

                                    /s/ Ronald M. Popeil
                                    ------------------------------------




ACCEPTED AND AGREED:

BRIAN R. ADAMS (solely for purposes
of his appointment as Sellers' representative pursuant to Section 11.14 hereof)

/s/ Brian R. Adams
------------------------------------
Brian R. Adams

                                ADDENDUM TO APA

Following are the changes to the APA. Ron Popeil and Richard Allen have agreed to attach this to the APA and exchange signatures today. The following points are binding:

1. CASH/NCOAV: Paragraph 1.5 C(ii)

Once Ronco Marketing Corporation completes their due diligence, which will be no later than January 15, 2005, and arrives at a figure which can represent the cash amount needed to operate the company for First Quarter 2005, Popeil agrees to leave an amount in cash so that Ronco Marketing Corporation may operate the business successfully. In the event it is necessary that Popeil has to leave cash in the company and take A/R's in exchange for cash for anything over the $15,000,000 Note, Ronco Marketing Corporation will pay Popeil an interest at the rate of one percent (1%) per month (12 percent/annum) until paid in full. Ronco Marketing Corporation will not insist on asking for a penny more than is neede.

2. REMEDY UPON SELLER NOTE DEFAULT:

Popeil will not be able to have any interest whatsoever on the IP's on all current Ronco products should there be a default under the Note with this exception. Popeil can only have his name and likeness back if Ronco Marketing Corporation is in default under the Note. After closing and under default, Popeil or his Company will also have the Right of First Refusal on any and all of Ronco Marketing Corporation's IP's before a consummated sale or transfer of any of those IP's to any new third party.

3. Exception to Title:

Lisa Popeil or any website(s) she controls may continue to use the name Ron Popeil on only those products sold to her by Ronco Marketing Corporation.


/s/ Richard Allen                                       12/10/04
------------------------------                          -----------------
Richard Allen, President                                Date
Ronco Marketing Corporation


/s/ Ron Popeil                                          12/10/04
------------------------------                          -----------------
Ron Popeil, an individual                               Date


/s/ Gina Wallman                                        12/10/04
------------------------------                          -----------------
Gina Wallman, Corporate Secretary                       Date
Ronco Inventions, LLC & Popeil Inventions, Inc.

                                TABLE OF CONTENTS

                                                                           Page
ARTICLE 1 SALE OF ASSETS AND CLOSING..........................................1

1.1 Included Assets...........................................................1

1.5 Purchase Price; Allocation................................................4

1.6 Post Closing Purchase Price Adjustment....................................6

1.8 Closing..................................................................13

1.9 Further Assurances; Post-Closing Cooperation.............................15

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SELLERS..........................16

2.1 Organization.............................................................16

2.2 Authority; Non-Contravention.............................................16

2.3 Title or Right to Included Assets........................................16

2.11 No Brokers or Finders...................................................19

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PURCHASER........................19

3.1 Organization.............................................................19

3.2 Authority; Non-Contravention.............................................19

3.3 No Undisclosed Liabilities...............................................20

3.4 Legal Proceedings........................................................20

3.5 No Brokers or Finders....................................................20

ARTICLE 4 COVENANTS OF PURCHASER, SELLERS, THE SHAREHOLDER AND R. POPEIL.....20

4.1 Ordinary Course..........................................................21

4.2 No Solicitation .........................................................22

4.3 No Acquisitions or Dispositions..........................................22

4.4 ccess to Information.....................................................23

4.5 Communications...........................................................23

4.6 Good Faith ..............................................................23

ARTICLE 5 COVENANTS OF PURCHASER.............................................24

5.1 Good Faith; Due Diligence................................................24

ARTICLE 6 CONTINUING COVENANTS AND AGREEMENTS................................25

6.1 Confidentiality .........................................................25

6.2 Tax Cooperation..........................................................25

6.3 Further Assurances.......................................................26

6.4 Public Announcements.....................................................26

                                TABLE OF CONTENTS
                                  (Continued)

6.7 Cooperation .............................................................28

ARTICLE 7 CONDITIONS PRECEDENT...............................................31

7.1 Conditions to Obligations of All Parties.................................31

7.2Conditions to Obligations of Purchaser....................................32

7.3 Conditions to Obligations of Sellers.....................................33

ARTICLE 8 SURVIVAL AND INDEMNIFICATION.......................................35

8.1 Survival ................................................................35

8.2 Indemnification by Sellers...............................................35

8.3 Indemnification by Purchaser.............................................35

8.4 Limitations .............................................................35

8.5 Remedies ................................................................36

8.6 Indemnification Procedures...............................................37

ARTICLE 9 TERMINATION........................................................39

9.1 Termination .............................................................39

9.2 Effect of Termination....................................................40

ARTICLE 10 DEFINITIONS.......................................................41

10.1 Definitions ............................................................41

10.2 Construction of Certain Terms and Phrases...............................48

ARTICLE 11 MISCELLANEOUS.....................................................48

11.1 Entire Understanding....................................................48

11.2 Waiver and Amendment....................................................48

11.3 Headings ...............................................................48

11.4 Counterparts ...........................................................48

11.5 Merger of Documents.....................................................48

11.6 Incorporation of Exhibits and Schedules.................................48

11.7 Interpretation .........................................................48

11.8 Notices ................................................................49

11.9 Successors and Assigns..................................................50

11.10 Dispute Resolution.....................................................50

11.11 Expenses and Attorneys' Fees...........................................51

11.12 Governing Law 52

11.13 Representation by Counsel..............................................52

                                    Exhibits
Exhibit A                  Escrow Agreement
Exhibit B                  R. Popeil Consulting Services and Personal Appearance Agreement
Exhibit C                  Form of Purchase Money Promissory Note
Exhibit D                  Backus Consulting Agreement
Exhibit E                  Patent Transfer Agreement
Exhibit F                  Product Development Agreement
Exhibit G                  Trademark Co-Existence Agreement
Exhibit H                  Audited Financial Statements
Exhibit I                  Patent Transfer Agreement
Exhibit J                  QVC Agreement
Exhibit K                  Form of Promissory Note (Section 1.6)

                                    Schedules

Schedule 1.1(A)            Tangible Personal Property
Schedule 1.1(B)            Personal Property Leases
Schedule 1.1(C)            Contracts
Schedule 1.1(D)            Intangible Property
Schedule 1.1(E)            Licenses
Schedule 1.1(I)            Real Property Leases
Schedule 1.1(K)            Prepaid Expenses
Schedule 1.2               Excluded Assets
Schedule 1.3(A)            Assumed Liabilities
Schedule 1.5(A)            Allocation of Purchase Closing Payment
Schedule 1.5(C)            Allocation of Notes
Schedule 1.5(D)            Accounting Methodologies
Schedule 1.6(F)            Ronco Selected Current and Other Assets/Ronco Selected Current and
                           Other Liabilities
Schedule 1.6(G)            Popeil Inc. Current and Other Assets/Popeil Inc. Current and Other
                           Liabilities
Schedule 1.6(H)            RP Current and Other Assets/RP Current and Other Liabilities
Schedule 1.6(I)            Estimated Taxes
Schedule 1.10              Tax Allocation
Schedule 2.2               Authority; Noncontravention
Schedule 2.4(A)            Financial Statements; No Material Adverse Change
Schedule 2.4(B)            Financial Statements; Material Adverse Change
Schedule 2.5               Tax Matters
Schedule 2.6(B)            Intellectual Property Rights
Schedule 2.6(C)            Intellectual Property Rights

                                TABLE OF CONTENTS
                                  (Continued)

Schedule 2.6(D)            Intellectual Property Rights
Schedule 2.7(a)            Litigation
Schedule 2.8               Conduct of Business
Schedule 2.9               Employee Matters
Schedule 2.12              Accounts Receivable
Schedule 3.3               No Undisclosed Liabilities
Schedule 6.5(A)            Employees to be Offered Employment
Schedule 6.6(a)            Included Assets to be Transferred to RIM
Schedule 6.6(b)            Amount under the Notes to be Assumed by RIM
Schedule 7.2(D)            Required Contractual Consents
Schedule 7.2(J)            Oral Agreements to be Terminated

                             AMENDMENT AND AGREEMENT

      This Amendment and Agreement (this "Amendment") is entered into as of June 16, 2005 among Ronco Marketing Corporation, a Delaware corporation ("Purchaser"), Ronco Inventions, LLC, a California limited liability company ("Inventions"), Popeil Inventions, Inc., a Nevada corporation ("Popeil Inc."), RP Productions, Inc. ("RP"), RMP Family Trust, an Illinois Irrevocable Trust ("Popeil Trust"), Ronald M. Popeil ("Popeil" and together with Inventions, Popeil Inc., RP and Popeil Trust, "Sellers"), and Adams, Swartz & Landau LLP (the "Escrow Agent") and Brian R. Adams.

      Reference is hereby made to (i) that certain Asset Purchase Agreement, dated December 10, 2004, between Purchaser and Sellers (together with that certain Addendum thereto dated December 10, 2004, the "Asset Purchase Agreement"); and (ii) that certain Escrow Agreement among Purchaser, Sellers, Brian R. Adams and the Escrow Agent (the "Escrow Agreement").

      With reference to the foregoing, the parties hereto hereby agree as follows:

      1. Capitalized terms used but not defined herein have the respective meanings given in the Asset Purchase Agreement.

      2. In consideration of the agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties to this Amendment hereby agree: (i) that the Termination Date and other provisions of Section 9.1(F) of the Asset Purchase Agreement are amended as provided in paragraph 1(e) hereof; and (ii) that Sellers shall, from and after the date hereof and until the earlier of the Closing or the termination of the Asset Purchase Agreement, comply with the provisions of Section 4.2 of the Asset Purchase Agreement (which provisions are hereby ratified and confirmed by Sellers).

      3. Purchaser acknowledges that the Deposit previously deposited by Purchaser with the Escrow Agent has been released by the Escrow Agent to Sellers. Notwithstanding any contrary provision of the Asset Purchase Agreement or the Escrow Agreement, (i) the Deposit shall be retained by Sellers, regardless of whether the Closing occurs, (ii) shall not be credited toward the Purchase Price if the Closing does occur and (iii) the Escrow Agreement will be deemed terminated and of no force or effect (except with respect to Sections 7.1, 7.2 and 7.4 thereof, which shall survive such termination and continue in effect).

      4. The Asset Purchase Agreement and any agreement, document or instrument entered into in connection therewith shall be deemed amended as necessary to reflect the following:

            (a) The non-default interest rate specified in Section 3 of the form of Note referred to in Section 1.5(C)(ii) of the Asset Purchase Agreement shall be changed from 7.5% to 9.5% per annum.

            (b) The default interest rate specified in Section 5.2(A) of the form of Note referred to in Section 1.5(C)(ii) of the Asset Purchase Agreement shall be changed from 9% to 11% per annum, or to the extent permitted by law, whichever is less.

            (c) The QC Payment Schedule set forth in Section 1.7 of the Asset Purchase Agreement shall be deleted in its entirety and replaced with the following schedule:

                               QC Payment Schedule

Product manufactured                        QC Payment per unit of product
                                            manufactured

Showtime Rotisserie - Pro Model             $4.50

Showtime Rotisserie -Standard Model         $3.50

Showtime Rotisserie -Compact Model          $3.00

Pastamaker                                  $3.50

Motorized Food Dehydrator                   $2.50

Nonmotorized Food Dehydrator                $3.00

Popeil's Pocket Fishermen                   $1.75

Cutlery Set (12 pieces or more)             $2.00

Block for Cutlery Set                       $1.75

GLH Hair Cosmetic (per GLH regular size can)$1.50

GLH Hair Cosmetic (per GLH small size can)  $ .75

Mr. Microphone                              $1.50

Egg Scrambler                               $1.25

Solid Flavor Injector                       $2.00

Liquid Flavor Injector                      $1.50

Flatware Set                                $1.50

Scissors                                    $1.00

Rotisserie Cookbook                         $ .65

Lean Rotisserie Cookbook                    $ .65

Marinade Cookbook                           $ .65

Lean Rotisserie Booklet (noninstructional)  $ .65

Lean Marinade Booklet (noninstructional)    $ .65

Bagel Cutter                                $1.00

Door Saver                                  $1.00

Showtime Outdoor Stand                      $ .75

Showtime Vinyl Cover                        $ .50

Grip Spatula                                $ .25

Flip-It Spatula                             $ .25

Showtime Pro Model Kebob Rods (each)        $ .40

Showtime Standard Model Kebob Rods (each)   $ .40

Showtime Compact Model Kebob Rods (each)    $ .40

Showtime Mini Model Kebob Rods (each)       $ .40

Char Rubs (per container)                   $ .15

Marinades (per container)                   $ .15

Barbecue Sauce (per container)              $ .15

Barbecue Seasonings (per container)         $ .15

Sausage Seasonings (per container)          $ .15

Jerky Seasonings (per container)            $ .15

Rib Basket                                  $1.50

Lobster Basket                              $1.50


            (d) Sections 7.2(I) (QC Amendment) and 7.2(H) (QC Amendment) of the Asset Purchase Agreement are hereby deleted in their entirety and replaced with the following text: "[Reserved]".

            (e) Section 9.1(F) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following text:

            "(F) by Purchaser, on the one hand, or any Seller, on the other hand, if the transactions contemplated hereby shall not have been consummated, other than directly as the result of the Party seeking to terminate this Agreement pursuant to this Section 9.1(F) to perform such Party's material obligations hereunder, on or before 5 p.m. California time on June 30, 2005 (the "Termination Date"). (For the purposes of clarification, if the consummation of the transactions contemplated hereby shall not have occurred on or before the Termination Date as a result of the failure of Purchaser's closing conditions stated in Sections 7.2(A) or 7.2(C) to be satisfied, such failure shall not, of itself, constitute a failure of Sellers (or any of them) to perform their material obligations hereunder.);"

            (f) Section 11.10(B) of the Asset Purchase Agreement is hereby deleted, with the remaining paragraphs of Section 11.10 re-lettered accordingly.

            (g) Current Section 11.10(C) (to be re-designated as Section 11.10(B) after giving effect to paragraph (f) immediately hereinabove) shall be deleted in its entirety and replaced with the following text:

            "(B) All disputes shall be fully and finally resolved by binding arbitration conducted in Los Angeles, California. The arbitration shall be administered by Judicial Arbitration and Mediation Services ("JAMS") in its Los Angeles County office. The arbitrator shall be a retired superior court judge of the State of California affiliated with JAMS and shall be selected as follows. The parties will request that JAMS provide a list of available arbitrators satisfying the requirements of the immediately preceding sentence. Each side to the dispute will confidentially rank in descending order of desirability (from most desirable to least desirable) each person on such list. The person on such list with the highest composite ranking by both sides will be selected as the arbitrator. The arbitration hearing on the merits of the dispute will be conducted within 45 days of the selection of the arbitrator, and the ruling of the arbitrator on the dispute shall be rendered within 30 days thereafter, unless good cause is shown as to why such ruling must be delayed beyond such time (in which case the ruling shall be rendered as soon as practicable following the selection of the arbitrator). Any action brought to enforce the provisions of this Section 11.10 shall be brought in the Los Angeles County Superior Court. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Agreement nor to grant any remedy which is either prohibited by the terms of this Agreement or not available in a court of law. Costs and reasonable attorneys' fees shall be awarded to the prevailing party. Nothing in this Section 11.10 shall preclude either party from bringing a court action seeking an order for or with respect to a writ of attachment, constructive trust or other provisional remedy or an equitable remedy such as injunctive relief, specific performance or any other equitable remedy that may be applicable under the circumstances."

            (h) All agreements and instruments entered into in connection with the Asset Purchase Agreement, including, without limitation, the Product Development Agreement and the Notes, shall be deemed revised to the extent necessary or appropriate to incorporate and to comply with the dispute resolution provisions of Section 11.10 of the Asset Purchase Agreement as modified hereby. For the purposes of clarification, the Notes shall be enforceable pursuant to the dispute resolution procedures provided in Section
11.10 of the Asset Purchase Agreement and any other applicable provisions of the Notes.

            (i) The New Product Development Agreement - Summary of Terms referred to in the Asset Purchase Agreement is hereby revised by deleting the second "bullet" point in the cell opposite the heading "Turkey Fryer Agreement" therein and replacing it with the following text:

      o The purchase price for the Turkey Fryer will be an up front fee of $3,000,000 payable to Ronald M. Popeil or his designee(s) and a $5.50 per manufactured unit quality service payment to be paid to Popeil until the aggregate of such quality service payments (including the up front fee) received by Popeil is $10,000,000, at which time no further such quality service payments shall be payable to Popeil in respect of the Turkey Fryer.

            (j) Section 1.6(A) of the Asset Purchase Agreement is hereby amended by changing the reference in the second sentence thereof to "forty-five (45) days" to "thirty (30) days".

            (k) Sections 7.2(G) and 7.3(F) of the Asset Purchase Agreement are each hereby deleted in their entirety and each replaced with the following text:
"QVC shall have consented to the assignment of the QVC Agreement to Purchaser, and the applicable Seller(s) and Purchaser shall have executed a written assignment agreement, in form and substance reasonably satisfactory to such Seller(s) and Purchaser, assigning to Purchaser such Seller(s)' rights and obligations under the QVC Agreement ."

      5. Effective upon the date hereof (without any further action of any party hereto), each party hereto (a "Releasing Party") hereby forever and irrevocably releases and discharges each other party hereto (and each such other party's shareholders, members, partners, trustees, beneficiaries, affiliates, officers, directors, employees, agents and attorneys) from any and all claims, contentions, demands, causes of action at law or in equity, debts, liens, agreements, notes, obligations or liabilities of any nature, character or description whatsoever, whether known or unknown, which such Releasing Party may now have or hereafter have against any such other parties hereto by reason of any matter, event, thing or state of facts occurring, arising, done, omitted or suffered to be done prior to the date hereof (including, without limitation, in connection with the negotiation of the Asset Purchase Agreement or any actions taken or omitted to be taken prior to, on or after the execution of the Asset Purchase Agreement in connection with the Asset Purchase Agreement); provided, that the foregoing release shall not operate to release or affect any party's rights or obligations under and pursuant to the Asset Purchase Agreement and any agreement, document or instrument entered into in connection therewith (as modified by this Amendment).

            In addition to the foregoing release, effective automatically (without any further action of any party hereto) upon (i) (A) any termination by Sellers of the Asset Purchase Agreement pursuant to Section 9.1(F) (unless the failure to effect the Closing on or before the Termination Date is directly attributable to the failure on the part of Sellers to perform any material obligation required to be performed by Sellers under the Asset Purchase Agreement) or (B) any termination by Purchaser of the Asset Purchase Agreement pursuant to Section 9.1(F) thereof (unless the failure to effect the Closing on or before the Termination Date is directly attributable to the failure on the part of Purchaser to perform any material obligation required to be performed by Purchaser under the Asset Purchase Agreement) or (ii) any termination by Sellers or Purchaser of the Asset Purchase Agreement pursuant to any other provision of
Article IX thereof, each party hereto (a "Releasing Party") hereby releases and discharges each other party hereto (and each such other party's shareholders, members, partners, trustees, beneficiaries, affiliates, officers, directors, employees, agents and attorneys) from any and all claims, contentions, demands, causes of action at law or in equity, debts, liens, agreements, notes, obligations or liabilities of any nature, character or description whatsoever, whether known or unknown, which such Releasing Party may now have or hereafter have against any such other parties hereto by reason of any matter, event, thing or state of facts occurring, arising, done, omitted or suffered to be done on or after the date hereof and prior to such termination of the Asset Purchase Agreement (including, without limitation, with respect to the Asset Purchase Agreement, the Escrow Agreement or any other agreement, document or instrument entered into in connection therewith or otherwise in connection with the transactions contemplated by the Asset Purchase Agreement).

            The parties hereto acknowledge and represent that they, and each of them, have been advised by their attorney of record, and are familiar with,
Section 1542 of the Civil Code of the State of California, which presently provides as follows:

            "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

            The parties hereto hereby waive and relinquish any and all rights and benefits under Section 1542 of the Civil Code as now worded and as it may from time to time hereafter be amended.

            It is understood by each party hereto that the facts in respect of which this release is given may hereafter turn out to be other than or different from the facts in that connection known or believed to be true. Each party hereto therefore expressly assumes the risk of the facts turning out to be so different and agrees that the foregoing release shall be in all respects effective and not subject to termination or rescission by any such difference in facts.

      6. Except as provided herein, none of the Asset Purchase Agreement, the Escrow Agreement, the form Note, nor any other agreement, document or instrument entered into in connection therewith is changed in any respect whatsoever and shall continue in effect in accordance with its terms.

      IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the date first above written.

                               PURCHASER:

                               RONCO MARKETING CORPORATION


                               By:      /s/ Karl Douglas
                                        -----------------------------
                                        Name:  Karl Douglas
                                        Title: Director


                               SELLERS:

                               RONCO INVENTIONS, LLC


                               By:      /s/ Gina Wallman
                                        -----------------------------
                                        Name:  Gina Wallman
                                        Title: Corporate Secretary


                               POPEIL INVENTIONS, INC.


                               By:      /s/ Gina Wallman
                                        -----------------------------
                                        Name:  Gina Wallman
                                        Title: Corporate Secretary


                               RP PRODUCTIONS, INC.


                               By:      /s/ Gina Wallman
                                        -----------------------------
                                        Name:  Gina Wallman
                                        Title: Corporate Secretary


                               RMP FAMILY TRUST


                               By:      /s/ Gina Wallman
                                        -----------------------------
                                        Gina Wallman, Co-Trustee


                               RONALD M. POPEIL:
                               ----------------

                               /s/ Ronald M. Popeil
                               ------------------------------------
                               Ronald M. Popeil

                               ESCROW AGENT:
                               ------------


                               ADAMS, SWARTZ & LANDAU LLP

                               By: /s/ Brian R. Adams
                                   --------------------------------
                                   Name:  Brian R. Adams
                                   Title: Partner


                               BRIAN R. ADAMS:
                               --------------

                               /s/ Brian R. Adams
                               ------------------------------------
                               Brian R. Adams

                         SECOND AMENDMENT AND AGREEMENT

      This Second Amendment and Agreement (this "Amendment") is entered into as of June 29, 2005 among Ronco Marketing Corporation, a Delaware corporation ("Purchaser"), Ronco Inventions, LLC, a California limited liability company ("Ronco"), Popeil Inventions, Inc., a Nevada corporation ("Popeil Inc."), RP Productions, Inc., a Nevada corporation ("RP"), RMP Family Trust, an Illinois Irrevocable Trust ("Popeil Trust"), Ronald M. Popeil ("Popeil" and together with Inventions, Popeil Inc., RP and Popeil Trust, "Sellers"), and Adams, Swartz & Landau LLP (the "Escrow Agent") and Brian R. Adams.

      Reference is hereby made to (i) that certain Asset Purchase Agreement, dated December 10, 2004, between Purchaser and Sellers (together with that certain Addendum thereto dated December 10, 2004, and that certain Amendment and Agreement relating thereto dated June 16, 2005, the "Asset Purchase Agreement"); and (ii) that certain Escrow Agreement among Purchaser, Sellers, Brian R. Adams and the Escrow Agent (the "Escrow Agreement").

      With reference to the foregoing, the parties hereto hereby agree as follows:

      1. Capitalized terms used but not defined herein have the respective meanings given in the Asset Purchase Agreement.

      2. The Asset Purchase Agreement and any agreement, document or instrument entered into in connection therewith shall be deemed amended as necessary to reflect the following:

            (a) All purchase orders submitted to Ronco and/or Popeil Inc. that are dated on or before June 30, 2005 or that are received by Ronco and/or Popeil Inc. on or before June 30, 2005 (such purchase orders, the "Purchase Orders") and that relate to products that are shipped to the Person who submitted the purchase order (or such Person's designee(s)) on or before July 15, 2005 shall be included as an asset of the applicable entity (i.e., Inventions and/or Popeil Inc.) for purposes of the determination of the Estimated Combined NCOAV and the final determination of the Ronco Net Current and Other Asset Value and the Popeil Inc. Net Current and Other Asset Value pursuant to the Asset Purchase Agreement. Each such Purchase Order shall be valued at an amount equal to the gross profit from such purchase order, to be estimated or determined, as the case may be, based on the methodologies set forth on Schedule 1.5(D). All other orders (i.e., other than purchase orders) (including, without limitation, those submitted or received through a direct response channel) submitted to Ronco and/or Popeil Inc. that are dated on or before the Closing Date or that are received by Ronco and/or Popeil Inc. on or before the Closing Date shall be included as an asset of the applicable entity (i.e., Ronco and/or Popeil Inc.) for purposes of the determination of the Estimated Combined NCOAV and the final determination of the Ronco Net Current and Other Asset Value and the Popeil Inc. Net Current and Other Asset Value pursuant to the Asset Purchase Agreement. Each such order shall be valued at an amount equal to the gross profit from such order, to be estimated or determined, as the case may be, based on the methodologies set forth on Schedule 1.5(D). Purchaser hereby covenants and agrees to use its best efforts to cause all products that are the subject of any Purchase Order or other order subject to this paragraph 2(a) to be shipped as promptly as possible but in any event on or prior to July 15, 2005.

            (b) All obligations of Ronco or Popeil Inc. under or with respect to any purchase order (including, without limitation, any obligations to pay for products once manufactured pursuant to such purchase orders) (i) issued to any manufacturer, supplier or other vendor by Ronco and/or Popeil Inc. on or before June 30, 2005 or dated on or before June 30, 2005 and (ii) that has not been fulfilled on or before June 30, 2005, shall be deemed to be Assumed Liabilities. In addition, all products delivered after the Closing by any such manufacturer, supplier or vendor pursuant to such purchase orders shall be owned by Purchaser. Subject to paragraph 2(a) above, none of such purchase orders shall have any effect on, and shall not be counted in the determination of, the Estimated Combined NCOAV or the final determination of the Ronco Net Current and Other Asset Value, the Popeil Inc. Net Current and Other Asset Value and the RP Net Current and Other Asset Value.

      3. The parties agree that the Included Assets will include certain bank accounts and certain cash and marketable securities of Ronco, Popeil Inc. and/or RP. The bank and/or brokerage accounts listed or identified on Schedule 1.1(M)-1 and the cash and/or marketable securities on deposit therein, as determined pursuant to the applicable methodologies set forth on Schedule 1.5(D), will be conveyed to Purchaser at Closing. The cash on deposit in the bank accounts listed or identified on Schedule 1.1(M)-2 and the cash on deposit therein, as determined pursuant to the applicable methodologies set forth on Schedule 1.5(D), will be conveyed to Purchaser as provided in a separate Transition services agreement, in the form attached hereto as Exhibit 1, to be entered into among the Purchaser, Ronco, Popeil Inc. and/or RP. No other cash or marketable securities will be conveyed by any Seller to Purchaser. All such cash and marketable securities, valued in accordance with the applicable methodologies set forth on Schedule 1.5(D), will be counted as an asset for purposes of the determination of the Estimated Combined NCOAV and the final determination of the Ronco Net Current and Other Asset Value, the Popeil Inc. Net Current and Other Asset Value and the RP Net Current and Other Asset Value). In light of the foregoing, the Asset Purchase Agreement is hereby further amended as follows:

            (a) Section 1.1(M) is hereby revised to read as follows: "(M) Cash and Marketable Securities. The bank and/or brokerage accounts listed or identified on Schedule 1.1(M)-1 and the cash and/or marketable securities on deposit therein, which shall be conveyed to Purchaser at the Closing. The cash on deposit in the bank accounts listed or identified on Schedule 1.1(M)-2 and the cash on deposit therein as of the time such cash is to be conveyed to Purchaser pursuant to the Transition Services Agreement, which cash will be conveyed to Purchaser after the Closing in accordance with the Transition Services Agreement."

            (b) Section 1.5(C)(i) of the Asset Purchase Agreement is hereby deleted in its entirety, and the remaining paragraphs of such Section are hereby re-numbered accordingly.

            (c) Section 1.5(C)(ii) of the Asset Purchase Agreement is hereby revised to read as follows:

      "(ii) At the Closing, Purchaser will deliver to each Seller listed on
Schedule 1.5(C) a purchase money promissory note, in substantially the form attached as Exhibit C (each, a "Note" and together, the "Notes"), in the initial principal amount equal to such Seller's portion (as set forth on Schedule 1.5(C) to be provided by Sellers to Purchaser prior to Closing and which will not be inconsistent with the Tax allocation set forth on Schedule 1.10) of the sum of:

                  (A) Subject to Section 1.6 below, an amount equal to the Estimated Combined NCOAV; plus

                  (B) If the Estimated Combined NCOAV is less than $15,000,000, the Additional Cash."

            (e) The definition of "Additional Cash" in Article 10 of the Asset Purchase Agreement is hereby revised to read as follows: "Additional Cash means the amount, if any, by which $15,000,000 exceeds the Estimated Combined NCOAV."

            (f) Section 1.8(A)(iv) is amended to read as follows: "(iv) Consulting Agreement. Sellers shall cause to be delivered to Purchaser the Consulting Agreement for R. Popeil, duly executed by R. Popeil."

            (g) Section 1.8(A)(vii) is amended to read as follows: "Sellers shall deliver to Purchaser the Additional Cash, if any.

            (h) Section 1.8(A) of the Asset Purchase Agreement is amended to add the following as new subparagraph (viii) thereof (and subsequent subparagraphs of such Section renumbered accordingly): "(viii) Transition Services Agreement. Sellers shall deliver to Purchaser the Transition Services Agreement, duly executed by Ronco, Popeil Inc. and RP."

            (i) Section 1.8(B)(viii) of the Asset Purchase Agreement is amended to read as follows: "(viii) Consulting Agreement. Purchaser shall cause to be delivered to R. Popeil the Consulting Agreement, duly executed by Purchaser."

            (j) Section 1.8(B)(x) of the Asset Purchase Agreement is amended in its entirety to read as follows: "(x) Transition Services Agreement. Purchaser shall deliver to Sellers the Transition Services Agreement, duly executed by Purchaser."

            (k) Article 10 of the Asset Purchase Agreement is hereby amended to add the following definition immediately after the definition of "Transferred Employee" therein: ""Transition Services Agreement" means the Transition Services Agreement to be entered into as of the Closing among the Purchaser, Ronco, Popeil Inc. and RP, in the form attached hereto as Exhibit D." Current Exhibit D, the form of Backus Consulting Agreement, is hereby deleted. Article 10 of the Asset Purchase Agreement is hereby further amended to change the definition of "Consulting Agreements" to read as follows: ""Consulting Agreement" means the Consutling Services and Personal Appearance Agreement to be entered into as of the Closing between Purchaser and R. Popeil, containing such terms and conditions as set forth on Exhibit B and such other terms and conditions (not inconsistent with those set forth on such Exhibit) as the parties may mutually agree upon."

      4. The New Product Development Agreement - Summary of Terms referred to in the Asset Purchase Agreement is hereby revised by deleting the first "bullet" point in the cell opposite the heading "Turkey Fryer Agreement" therein and replacing it with the following text:

      o Ronco shall purchase the Turkey Fryer when it is offered during the term of this Agreement by Popeil to Ronco.

      5. Article 6 of the Asset Purchase Agreement is hereby amended as follows:

            (a) Section 6.12 is hereby deleted in its entirety and replaced with the following text: "[Reserved]".

            (b) Section 6.13 is hereby deleted in its entirety and replaced with the following text:

            "6.13 Assigned Contracts.

                  (A) Commencing promptly after the Closing, Purchaser will use best efforts to (i) cause all Contracts included on Schedule 1.1(C) or that are assigned to Purchaser after the Closing pursuant to Section 6.13(B) (collectively, the "Assigned Contracts") be terminated or (ii) cause all Sellers and their Affiliates to be released from any liability under or with respect to any Assigned Contract with respect to any period after the Closing (to the extent any such Seller or Affiliate of any Seller has any such liability under any such Contract), in each case effective as soon as possible after the Closing, but in any event within 60 days after the Closing.

                  (B) Commencing promptly after the Closing and continuing until 14 days after the Closing, Sellers will use their best efforts to obtain the consent of the applicable third party to the assignment of those Contracts listed on Schedule 6.13(B); provided that Purchaser fully cooperates with Sellers and promptly reimburses Sellers for all payments made or expenses incurred by Sellers in connection therewith. With respect to any such Contract as to which necessary approval or consent for the assignment or transfer to Purchaser is obtained after the Closing, the applicable Sellers shall transfer such Contract to Purchaser by execution and delivery of an instrument of conveyance reasonably satisfactory to Purchaser and such Seller(s) within three
(3) Business Days following receipt of such approval or consent. All obligations of Sellers under such Contracts from and after the Closing will be deemed Assumed Liabilities."

      6. Section 8.4 of the Asset Purchase Agreement is hereby amended as follows:

            (a) Section 8.4(A) is hereby amended in its entirety to read as follows: "(A) Indemnification Cap. Notwithstanding any other contrary provision in this Agreement, except with respect to claims for fraud, no Indemnifying Seller shall be liable for indemnification obligations in respect of breaches of any representation or warranty of Sellers or the Shareholder stated in this Agreement or in any document, certificate or instrument delivered pursuant hereto if the payment of such indemnification would, when added to all amounts previously paid by the Indemnifying Sellers pursuant to this Article 8 (after the deductible provided in Section 8.4(C) has been exceeded), exceed, in the aggregate, One Million Dollars ($1,000,000)."

                  (b) Section 8.4(B) is hereby amended in its entirety to read as follows: "(B) Purchaser's Indemnification Cap. Notwithstanding any other contrary provision in this Agreement, except with respect to claims for fraud, Purchaser shall not be liable for indemnification obligations in respect of breaches of any representation or warranty of Purchaser stated in this Agreement or in any document, certificate or instrument delivered pursuant hereto if the payment of such indemnification would, when added to all amounts previously paid by Purchaser pursuant to this Article 8 (after the deductible provided in Section 8.4(C) has been exceeded), exceed, in the aggregate, One Million Dollars ($1,000,000)."

            7. The first sentence of Section 8.5 (Remedies) of the Asset Purchase Agreement is hereby amended in its entirety to read as follows: "Except as provided in Section 11.15, Purchaser, on the one hand, and Sellers, on the other hand, agree that their sole and exclusive remedy in respect of the breach by the other party of any representation or warranty of such party stated in this Agreement or in any certificate, document or instrument delivered pursuant hereto (except in respect of claims for fraud), shall be the right to obtain indemnification as provided herein, and all other rights and remedies of any kind or nature are hereby expressly and forever waived and released."

            8. The first sentence of Section 1.5(A) of the Asset Purchase Agreement is hereby amended to read as follows: "(A) Cash Payment. At the Closing, Purchaser shall pay Sellers, in cash via wire transfer of immediately available funds to the account or accounts of Sellers designated on Schedule 1.5(A), an aggregate of Forty Million Dollars ($40,000,000) (the "Purchase Closing Payment")."

            9. Section 1.5(B) of the Asset Purchase Agreement is hereby deleted in its entirety, and the remaining paragraphs of Section 1.5 of the Asset Purchase Agreement are hereby renumbered accordingly.

            10. The first sentence of Section 1.5(D) of the Asset Purchase Agreement is hereby amended to read: "(D) Prior to the anticipated Closing Date, Purchaser and each Seller shall cause their appropriate representatives to confer in good faith for the purposes of determining, as of the Closing, the Estimated Combined NCOAV, which is the sum of (i) the Estimated Ronco NCOAV,
(ii) the Estimated Popeil Inc. NCOAV and (iii) the Estimated RP NCOAV." The third, fourth and fifth sentences of Section 1.6(D) of the Asset Purchase Agreement are each hereby amended to delete the words "5:00 p.m. California time on the day that is two Business Days" in each such sentence. All remaining sentences of Section 1.5(D) are hereby deleted in their entirety.

            11. Section 1.6 of the Asset Purchase Agreement is hereby amended in its entirety to read as follows:

            (a) Section 1.6(B) is hereby amended in its entirety to read as follows: "(A) If the Combined NCOAV, as and when determined pursuant to this
Section 1.6, equals or exceeds the Estimated Combined NCOAV, then Purchaser shall reconvey to Sellers (in the respective amounts as designated by Sellers) such Accounts Receivable as Sellers, in their sole and absolute discretion, shall designate, with an aggregate value, determined pursuant to the methodologies set forth on Schedule 1.5(D), most nearly equal to the amount by which the Combined NCOAV, as and when determined pursuant to this Section 1.6, exceeds $15,000,000. The value of any such reconveyed Accounts Receivable shall be applied to reduce the Notes of the Sellers as designated by the Sellers, in each case first as a reduction of any accrued but unpaid interest under such Notes and thereafter to reduce the outstanding principal amount of such Notes. Such selected Accounts Receivable shall further be deemed an Excluded Asset and shall be deemed to be set forth on Schedule 1.2."

            (b) Section 1.6(C) is hereby amended in its entirety to read as follows: "(C) If the Combined NCOAV, as and when determined pursuant to this
Section 1.6, is less than the Estimated Combined NCOAV but more than $15,000,000, then (i) Purchaser shall reconvey to Sellers (in the respective amounts as designated by Sellers) such Accounts Receivable as Sellers, in their sole and absolute discretion, shall designate, with an aggregate value, determined pursuant to the methodologies set forth on Schedule 1.5(D), most nearly equal to the amount by which the Combined NCOAV, as and when determined pursuant to this Section 1.6, exceeds $15,000,000 and (ii) the unpaid balance of the Notes of the Sellers (in the respective amounts as designated by Sellers) will be reduced by (1) the amount by which the Estimated Combined NCOAV exceeds the Combined NCOAV and (2) the value of any such reconveyed Accounts Receivable, in each case first as a reduction of any accrued but unpaid interest under such Notes and thereafter to reduce the outstanding principal amount of such Notes. Such selected Accounts Receivable shall be deemed an Excluded Asset and shall be deemed to be set forth on Schedule 1.2. If the Combined NCOAV, as and when determined pursuant to this Section 1.6, is less than the Estimated Combined NCOAV and less than or equal to $15,000,000, then no Accounts Receivable shall be reconveyed to Sellers and the unpaid balance of the Notes of the Sellers shall be reduced (in the respective amounts as designated by Sellers), in each case first as a reduction of any accrued but unpaid interest under such Notes and thereafter to reduce the outstanding principal amount of such Notes, such that the aggregate amount of such reductions to the Notes is equal to the amount by which the Estimated Combined NCOAV exceeds the Combined NCOAV, as and when determined pursuant to this Section 1.6."

      (c) Section 1.6(F) is amended to delete the first sentence thereof, and the defined term "Ronco Adjustment Amount" is deleted from Article 10.

      (d) Section 1.6(G) is amended to delete the first sentence thereof, and the defined term "Popeil Inc. Adjustment Amount" is deleted from Article 10.

      (e) Section 1.6(H) is amended to delete the first sentence thereof, and the defined term "RP Adjustment Amount" is deleted from Article 10.

      13. Section 1.10 of the Asset Purchase Agreement is hereby amended in its entirety to read as follows: "1.10 Tax Allocation. Exhibit 1.10 sets forth an allocation of the Purchase Price (and all other capitalized costs) among the

Included Assets of each of the Sellers, subject to any adjustment to the Purchase Price pursuant to Section 1.6. Purchaser and each of the Sellers and their respective Affiliates shall report, act and file Tax Returns (including, without limitation, IRS Form 8594) in all respects and for all purposes consistent with Exhibit 1.10. Neither Purchaser nor any Sellers shall take any position (whether in Tax examinations, Tax Returns or otherwise) that is inconsistent with such allocation."

      14. Section 6.9 of the Asset Purchase Agreement is hereby amended in its entirety to read as follows:

            "(a) Not later than five (5) Business Days after the Closing Date (the "Letter of Credit Deadline"), Purchaser shall secure, for the benefit of Sellers and to secure the full and timely payment of obligations due from Purchaser to Sellers pursuant to Section 1.7 and the Notes, a standby letter of credit issued by a U.S. banking institution acceptable to Sellers in the face amount of at least $250,000, with a maturity date not earlier than 30 days after the maturity date of the Notes and otherwise including such terms and conditions as are reasonably satisfactory to Sellers (the "Letter of Credit").

            (b) From and after the Letter of Credit Deadline and until the Notes have been repaid in full, Purchaser shall, not later than fifteen (15) calendar days after any date as of which the remaining amount available to be drawn down under the Letter of Credit falls below the lesser of $250,000 or the total amount remaining outstanding under the Notes, obtain and deliver to Sellers a supplemental standby letter or letters of credit from one or more U.S. banking institutions acceptable to Sellers, in each case with substantially the same terms and conditions as the Letter of Credit, in an aggregate face amount necessary to restore the aggregate amount available to be drawn down by Sellers under the Letter of Credit and such supplemental standby letter or letters of credit to the lesser of $250,000 or the total amount then outstanding under the Notes. The foregoing obligations of Purchaser shall apply each time the aggregate remaining amount available to be drawn down under the Letter of Credit falls below the lesser of $250,000 or the total amount then outstanding under the Notes; provided, that such obligations shall in any event terminate upon repayment in full of the Notes."

      15. Section 7.3(D) (Letter of Credit) of the Asset Purchase Agreement is hereby amended in its entirety to read as follows: "[Reserved]".

      16. Section 7.2(J) (Termination of Selected Agreements) of the Asset Purchase Agreement is hereby deleted in its entirety.

      17. Section 8.3 (Indemnification by Purchaser) of the Asset Purchase Agreement is hereby amended by adding the following text at the end of such
Section: "or (iv) any claim, lawsuit or other proceeding against any Seller Indemnified Person that arises out of Purchaser's financing in connection with the transactions contemplated by the Asset Purchase Agreement, including, without limitation, any such claim, lawsuit or other proceeding commenced by any investor in such financing against any Seller Indemnified Person (except with respect to this clause (iv) to the extent related to any matter with respect to which Purchaser is entitled to indemnification from Sellers pursuant to the Asset Purchase Agreement)."

      18. The Schedules and Exhibits attached hereto shall, for all purposes under the Asset Purchase Agreement and any agreement, document or instrument entered into in connection therewith, supersede and replace the corresponding Schedules and Exhibits to the Asset Purchase Agreement.

      19. Except as provided herein, none of the Asset Purchase Agreement, the Escrow Agreement, the form Note, nor any other agreement, document or instrument entered into in connection therewith is changed in any respect whatsoever and shall continue in effect in accordance with its terms.



                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the date first above written.

                                  PURCHASER:

                                  RONCO MARKETING CORPORATION


                                  By:      /s/ Karl B. Douglas
                                           ---------------------------
                                           Name:  Karl B. Douglas
                                           Title: Director


                                  SELLERS:

                                  RONCO INVENTIONS, LLC


                                  By:      /s/ Gina Wallman
                                           ---------------------------
                                           Name:  Gina Wallman
                                           Title: Corp. Secretary


                                  POPEIL INVENTIONS, INC.


                                  By:      /s/ Gina Wallman
                                           ---------------------------
                                           Name:  Gina Wallman
                                           Title: Corp. Secretary


                                  R.P. PRODUCTIONS, INC.


                                  By:      /s/ Gina Wallman
                                           ---------------------------
                                           Name:  Gina Wallman
                                           Title: Corp. Secretary

                                  RMP FAMILY TRUST


                                  By:      /s/ Gina Wallman
                                           ---------------------------
                                           Gina Wallman, Co-Trustee


                                  RONALD M. POPEIL:
                                  ----------------

                                  /s/ Ronald M. Popeil
                                  ------------------------------------
                                  Ronald M. Popeil


                                  ESCROW AGENT:
                                  ------------


                                  ADAMS, SWARTZ & LANDAU LLP

                                  By: /s/ Brian R. Adams
                                      --------------------------------
                                      Name:  Brian R. Adams
                                      Title: Partner


                                  BRIAN R. ADAMS:
                                  --------------

                                  /s/ Brian R. Adams
                                  ------------------------------------
                                  Brian R. Adams